AEARO CORPORATION


                                   $15,000,000


                          aggregate principal amount of
                   Senior SUBORDINATED Notes due JULY 15, 2005






                              ____________________

                             NOTE PURCHASE AGREEMENT
                              ____________________




                              Dated August 18, 2003




================================================================================

                                TABLE OF CONTENTS


                                                                            Page

SECTION 1.      AUTHORIZATION OF NOTES.........................................1


SECTION 2.      SALE AND PURCHASE OF NOTES.....................................2


SECTION 3.      CLOSING........................................................2


SECTION 4.      CONDITIONS TO CLOSING..........................................3

    Section 4.1.      Representations and Warranties...........................3
    Section 4.2.      Execution; Performance; No Default.......................3
    Section 4.3.      Certificates.............................................3
    Section 4.4.      Opinions of Counsel......................................4
    Section 4.5.      Applicable Law; Qualifications; Consents.................4
    Section 4.6.      Fees; Expenses...........................................4
    Section 4.7.      Changes in Organizational Structure......................4
    Section 4.8.      Concurrent Transactions..................................4
    Section 4.9.      Proceedings and Documents................................4

SECTION 5.            REPRESENTATIONS AND WARRANTIES OF THE COMPANY............5

    Section 5.1.      Status...................................................5
    Section 5.2.      Power and Authority; Enforceability......................5
    Section 5.3.      No Violation.............................................5
    Section 5.4.      Governmental Approvals...................................5
    Section 5.5.      Financial Statements; Financial Condition;
                      Undisclosed Liabilities..................................6
    Section 5.6.      Litigation...............................................7
    Section 5.7.      True and Complete Disclosure.............................7
    Section 5.8.      Use of Proceeds; Margin Regulations......................7
    Section 5.9.      Tax Returns and Payments.................................7
    Section 5.10.     ERISA....................................................8
    Section 5.11.     Subsidiaries.............................................8
    Section 5.12.     Compliance with Statutes, etc............................8
    Section 5.13.     Investment Company Act...................................9
    Section 5.14.     Public Utility Holding Company Act.......................9
    Section 5.15.     Environmental Matters....................................9
    Section 5.16.     Labor Relations..........................................9
    Section 5.17.     Intellectual Property...................................10

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

    Section 5.18.     Indebtedness............................................10
    Section 5.19.     Insurance...............................................10
    Section 5.20.     Private Offering by the Company.........................10

SECTION 6.            REPRESENTATIONS OF THE PURCHASER........................10

    Section 6.1.      Purchase for Investment; No Registration................10
    Section 6.2.      Binding Effect..........................................11
    Section 6.3.      Access to Information; Knowledge and Experience.........11
    Section 6.4.      Securities Act Exemption................................11

SECTION 7.            INFORMATION AS TO COMPANY...............................11

    Section 7.1.      Financial and Business Information......................11
    Section 7.2.      Books, Records and Inspections..........................13

SECTION 8.            PAYMENT OF THE NOTES....................................13

    Section 8.1.      Payment of the Notes....................................13
    Section 8.2.      Optional Prepayment of Notes............................13
    Section 8.3.      Tax Provisions..........................................13

SECTION 9.            COVENANTS...............................................14

    Section 9.1.      Maintenance of Office or Agency.........................14
    Section 9.2.      Limitation on Restricted Payments.......................14
    Section 9.3.      Limitation on Indebtedness..............................15
    Section 9.4.      Corporate Existence.....................................16
    Section 9.5.      Payment of Taxes and Other Claims.......................16
    Section 9.6.      Maintenance of Properties and Insurance.................16
    Section 9.7.      Compliance with Laws....................................17
    Section 9.8.      Waiver of Stay, Extension or Usury Laws.................17
    Section 9.9.      Limitation on Transactions with Affiliates..............17
    Section 9.10.     Limitation on Dividends and Other Payment
                      Restrictions Affecting Subsidiaries.....................18
    Section 9.11.     Limitation on Liens.....................................19
    Section 9.12.     Change of Control.......................................19
    Section 9.13.     Limitation on Asset Sales...............................21
    Section 9.14.     Limitation on Preferred Stock of Subsidiaries...........22
    Section 9.15.     Limitation on Incurrence of Senior Subordinated Debt....22
    Section 9.16.     Conduct of Business.....................................22
    Section 9.17.     Refinancing of Notes....................................22

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SECTION 10.           SUCCESSOR CORPORATION...................................22

    Section 10.1.     Merger, Consolidation and Sale of Assets................22
    Section 10.2.     Successor Corporation Substituted.......................23

SECTION 11.           EVENTS OF DEFAULT.......................................24

SECTION 12.           REMEDIES ON DEFAULT, ETC................................25

    Section 12.1.     Acceleration............................................25
    Section 12.2.     Other Remedies..........................................26
    Section 12.3.     Waiver of Past Defaults.................................26
    Section 12.4.     Control by Majority.....................................26
    Section 12.5.     Limitation on Suits.....................................26
    Section 12.6.     Rights of Holders To Receive Payment....................26

SECTION 13.           REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES...........26

    Section 13.1.     Registration of Notes...................................26
    Section 13.2.     Transfer and Exchange of Notes..........................27
    Section 13.3.     Replacement of Notes....................................27

SECTION 14.           PAYMENTS ON NOTES.......................................28

    Section 14.1.     Place of Payment........................................28
    Section 14.2.     Home Office Payment.....................................28

SECTION 15.           EXPENSES, ETC...........................................28

    Section 15.1.     Transaction Expenses....................................28
    Section 15.2.     Survival................................................29

SECTION 16.           SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                      ENTIRE AGREEMENT........................................29


SECTION 17.           AMENDMENT AND WAIVER....................................29

    Section 17.1.     Requirements............................................29
    Section 17.2.     Solicitation of Holders of Notes........................30
    Section 17.3.     Binding Effect, etc.....................................30
    Section 17.4.     Notes Held by Company, etc..............................30

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

SECTION 18.           NOTICES.................................................30

SECTION 19.           REPRODUCTION OF DOCUMENTS...............................31


SECTION 20.           CONFIDENTIAL INFORMATION................................31


SECTION 21.           SUBSTITUTION OF PURCHASER...............................31


SECTION 22.           SUBORDINATION...........................................33

    Section 22.1.     Notes Subordinated to Senior Debt.......................33
    Section 22.2.     No Payment on Notes in Certain Circumstances............34
    Section 22.3.     Payment Over of Proceeds upon Dissolution, Etc..........35
    Section 22.4.     Payments May Be Paid Prior to Dissolution...............36
    Section 22.5.     Subrogation.............................................36
    Section 22.6.     Obligations of the Company Unconditional................36
    Section 22.7.     Notice to Holders.......................................37
    Section 22.8.     Reliance on Judicial Order or Certificate of
                      Liquidating Agent.......................................37
    Section 22.9.     Holders' Relation to Senior Debt........................37
    Section 22.10.    Subordination Rights Not Impaired by Acts or Omissions
                      of the Company or Holders of Senior Debt................38
    Section 22.11.    This Section 22 Not to Prevent Events of Default........38

SECTION 23.           MISCELLANEOUS...........................................38

    Section 23.1.     Successors and Assigns..................................38
    Section 23.2.     Payments Due on Non-Business Days.......................38
    Section 23.3.     Severability............................................39
    Section 23.4.     Construction............................................39
    Section 23.5.     Counterparts............................................39
    Section 23.6.     Governing Law; Submission to Jurisdiction; Waiver of
                      Jury Trial..............................................39
    Section 23.7.     Paying Agent............................................39

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

Schedule A              Information Relating to the Purchaser
Schedule B              Defined Terms
Schedule 5.5            Financial Statements
Schedule 5.9            Tax Returns and Payments
Schedule 5.10           ERISA
Schedule 5.11           Subsidiaries
Schedule 5.18           Existing Indebtedness
Schedule 5.19           Insurance

Exhibit 1               Form of Note
Exhibit 4.4(a)          Form of Opinion of Corporate Counsel of the Company
Exhibit 4.4(b)          Form of Opinion of Special Counsel to the Company
Exhibit 4.4(c)          Form of Opinion of Special Counsel to the Purchaser
Exhibit 13.2            Form of Transfer Certificate

                                Aearo Corporation
                              5457 West 79th Street
                           Indianapolis, Indiana 46268


                                   $15,000,000

                          Aggregate Principal Amount of
                   Senior Subordinated Notes due July 15, 2005


                                                                August 18, 2003

          To the Purchaser listed in the attached Schedule A who is a signatory to this agreement:

Ladies and Gentlemen:

          Aearo Corporation, a Delaware corporation (the "Company"), has agreed to purchase from Cabot CSC Corporation, a Delaware corporation ("Cabot"), 22,500 shares of redeemable preferred stock of the Company and 42,500 shares of common stock of the Company for an aggregate purchase price of $33,500,000 (together, the "Cabot Stock Purchase"), plus an amount, if any, equal to the excess, if any, of (x)$5 million over (y)the aggregate amount of fees and other out-of-pocket expenses incurred by the Company in connection with the transaction, as provided in the Stock Purchase Agreement dated as of June 27, 2003 between the Company, Cabot Corporation, a Delaware corporation and the parent of Cabot, and Cabot (the "Purchase Agreement"), such amount to be provided by (i)cash received by the Company as a distribution (the "Opco Distribution") from Aearo Company I, a Delaware corporation and a direct wholly owned subsidiary of the Company ("Opco"), and (ii) the proceeds of the Notes (as defined below) issued hereunder. The issuance of Notes hereunder, the Opco Distribution and the Cabot Stock Purchase are together referred to herein as the "Transactions." In consideration of the recitals and the mutual covenants herein contained and other good and valuable consideration, the Company therefore agrees with you as follows:

SECTION 1. AUTHORIZATION OF NOTES.

          The Company shall authorize the issue and sale of $15,000,000 aggregate principal amount of its Senior Subordinated Notes due July 15, 2005 (the "Notes" and, individually, a "Note", such term to include any such notes issued in substitution therefor pursuant to Section 13) on the terms and conditions set forth herein. The Notes shall be issued substantially in the form attached hereto as Exhibit 1, with such changes to Exhibit 1, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in

Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

SECTION 2. SALE AND PURCHASE OF NOTES.

          Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, 100% of the Notes at the purchase price of 100% of the principal amount thereof.

          The Notes issued by the Company under this Agreement shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities laws), unless not required by the Securities Act:

          "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND THE APPLICABLE SECURITIES LAWS OF OTHER JURISDICTIONS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH SECURITIES LAWS AND IN ACCORDANCE WITH THE NOTE PURCHASE AGREEMENT DATED AUGUST 18, 2003."

SECTION 3. CLOSING.

          The sale and purchase of the Notes shall occur at the offices of Cahill Gordon & Reindel llp, 80 Pine Street, New York, New York 10005, at 10:00 a.m., New York City time (the "Closing"), on August 18, 2003, or on such other Business Day as may be agreed upon by the Company and you (the "Closing Date") in writing. At the Closing, the Company will deliver to you the Notes in the form of a single Note (or such greater number of Notes in denominations of $500,000 or multiples thereof as you may request) dated the Closing Date and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to an account noticed to the Purchaser in writing on or prior to the Closing. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

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

SECTION 4. CONDITIONS TO CLOSING.

          The obligation of the Company to issue the Notes is subject to the fulfillment to its satisfaction, prior to or at the Closing Date, of the condition set forth in Section 4.1, as it applies to the Purchaser. Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing Date, of the following conditions:

          Section 4.1. Representations and Warranties. The representations and warranties of each party to this Agreement shall be true and correct in all material respects when made and at the time of the Closing (except with respect to representations and warranties made as of a specific date, in which case they shall be or shall have been true and correct in all material respects only as of such date).

          Section 4.2. Execution; Performance; No Default. The Company shall have executed and delivered this Agreement and shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and, after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated in Section 5.8), no Default or Event of Default shall have occurred and be continuing. There shall have been delivered to the Purchaser the Notes, executed by the Company and in the amounts and in the names specified by the Purchaser pursuant to Section 3.

Section 4.3. Certificates.

          (a) Officers' Certificate. The Company shall have delivered to you an Officers' Certificate, dated the Closing Date, certifying that the conditions specified in Sections 4.1 (with respect to the Company), 4.2 and 4.8 have been fulfilled.

          (b) Secretary's Certificate. The Company shall have delivered to you on or immediately prior to the Closing a certificate attaching and certifying as to (i) the certificate of incorporation of the Company, (ii) the by-laws of the Company, (iii) the resolutions and other governance proceedings of the Company relating to the authorization, execution, delivery and performance of the Notes, this Agreement and the Purchase Agreement, and (iv) the resolutions and other governance proceedings of Opco relating to the authorization, execution, delivery and performance of the Senior Bank Facilities Amendment, the borrowing by Opco under the Senior Bank Facilities of amounts necessary, together with cash on hand, to fund the Opco Distribution, and the making of the Opco Distribution.

          (c) Good Standing Certificate. The Company shall have delivered a certificate of good standing with respect to the Company from the Secretary of State of the State of Delaware dated a date not more than three Business Days prior to the Closing Date.

          Section 4.4. Opinions of Counsel. You shall have received opinions in form and substance reasonably satisfactory to you, dated the Closing Date,
(a)from Mary Bejar, Corporate Counsel for the Company, covering the matters set forth in Exhibit 4.4(a) (and the Company hereby instructs its Corporate Counsel to deliver such opinion to you), (b)from Simpson Thacher & Bartlett LLP,
special   counsel  for  the   Company,   covering   the  matters  set  forth  in
Exhibit 4.4(b) (and the Company hereby instructs its special counsel to deliver such opinion to you), and (c)Cahill Gordon & Reindel llp, your special counsel in connection with such transactions, covering such matters incidental to such transactions as you may reasonably request.

          Section 4.5. Applicable Law; Qualifications; Consents. On the Closing Date your purchase of the Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, (ii) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officers' Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted. On or prior to the Closing Date, the Company shall have received in writing all consents of third parties for the consummation of the transactions contemplated hereby, including, without limitation, the Senior Bank Facilities Amendment permitting the Transactions.

          Section 4.6. Fees; Expenses. On or prior to the Closing, the Company shall have paid to you the fees and expenses provided for with respect to this Agreement and the issuance of the Notes and in connection with the other Transactions in each case as provided in the engagement letter dated August 18, 2003 between the Company and Deutsche Bank Securities Inc. (the "Engagement Letter").

          Section 4.7. Changes in Organizational Structure. The Company shall not have changed its jurisdiction of organization, organizational structure (as a corporation) or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

          Section 4.8. Concurrent Transactions. Proceeds of not less than $20,000,000 from the Opco Distribution shall have been received by the Company, and the Cabot Stock Purchase shall have been consummated concurrently with the issuance of the Notes in accordance with the Purchase Agreement, without modification or waiver of any term thereof without the written consent of the Purchaser.

          Section 4.9. Proceedings and Documents. All governance and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          The Company represents and warrants to you as set forth below, and acknowledges that you are entering into this Agreement and will purchase the Notes in reliance on the truth and accuracy of such representations and warranties:

          Section 5.1. Status. The Company (i)is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization, except where the failure to be in good standing, so organized or existing, could not reasonably be expected to have a Material Adverse Effect,
(ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualifications except for failures to be so qualified, have such authority or be in good standing, which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          Section 5.2. Power and Authority; Enforceability. The Company has the corporate power and authority to execute, deliver and perform the terms and provisions of this Agreement and the power and authority to issue the Notes and perform its obligations thereunder and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Agreement and the Notes. The Company has duly executed and delivered this Agreement and the Notes, and each such document constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (regardless of whether considered in proceedings in equity or at law) and an implied covenant of good faith and fair dealing.

          Section 5.3. No Violation. Neither the execution, delivery or performance by the Company of this Agreement or the issuance of the Notes and the performance by the Company of its obligations under the Notes, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality,
(ii) will conflict with, or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which the Company or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of its certificate of incorporation or by-laws.

          Section 5.4. Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required (i) to authorize, or is required in connection with, the execution, delivery and performance of this Agreement and the issuance of the Notes by the Company and the performance of its obligations under the Notes, or (ii) to ensure the legality, validity, binding effect or enforceability of any such document with respect to the Company, except (A) those which have been obtained or made prior to the Closing Date and (B) those the absence of which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          Section 5.5. Financial Statements; Financial Condition; Undisclosed Liabilities. (a) The consolidated statements of financial condition of the Company and its Subsidiaries listed on Schedule 5.5 present fairly (subject to normal year-end adjustments in the case of interim financial statements) the consolidated financial condition of the Company and its Subsidiaries at the date of such consolidated statements of financial condition and the consolidated results of the operations of the Company and its Subsidiaries for the respective fiscal year or interim period, as the case may be. All such consolidated financial statements have been prepared in accordance with GAAP consistently applied. The pro forma consolidated balance sheet of the Company and its Subsidiaries as of June 30, 2003, a copy of which has heretofore been furnished to you, presents a good faith estimate of the consolidated pro forma financial condition of the Company and its Subsidiaries after giving effect to the Transactions. Since September 30, 2002, there has been no material adverse change in the business, operations, property, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

          (b) On and as of the Closing Date, on a pro forma basis after giving effect to the Transactions contemplated hereby, (x) the sum of the assets, at a fair valuation, of the Company and its Subsidiaries (on a consolidated basis) will exceed its debts, (y) the Company and its Subsidiaries (on a consolidated basis) have not incurred and do not intend to incur, and do not believe that they will incur, debts beyond their ability to pay such debts as such debts mature and (z) the Company and its Subsidiaries (on a consolidated basis) has sufficient capital with which to conduct its business. For purposes of this
Section  5.5(b)  "debt"  means  any  liability  on a claim,  and  "claim"  means
(i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

          (c) Except as fully disclosed in the financial statements delivered pursuant to Section 5.5(a), there were as of the Closing Date no liabilities or obligations with respect to the Company or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, could reasonably be expected to be materially adverse to the Company and its Subsidiaries taken as a whole.

          Section 5.6. Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of the Company, threatened (i)with respect to the Transactions or (ii)that could reasonably be expected to have a Material Adverse Effect.

          Section 5.7. True and Complete Disclosure. Except to the extent set forth in the immediately succeeding sentence, all factual information (taken as a whole) furnished by or on behalf of the Company or any of its Subsidiaries in writing to the Purchaser (including, without limitation, all information contained in this Agreement) for purposes of or in connection with this Agreement, the Senior Bank Facilities Amendment or any transaction contemplated herein or therein is true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. The financial projections and other pro forma financial information contained therein are based on good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by the Purchaser that projections as to future events are not to be viewed as facts or factual information and that actual results during the period or periods covered thereby may differ from the projected results.

          Section 5.8. Use of Proceeds; Margin Regulations. (a) All proceeds from the Notes shall be used by the Company (i) to pay a portion of the purchase price for the Cabot Stock Purchase and (ii) to pay a portion of the fees and expenses related thereto.

          (b) No part of the proceeds from the Notes will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the issuance of the Notes nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

          Section 5.9. Tax Returns and Payments. Each of the Company and its Subsidiaries has timely filed or caused to be timely filed (including pursuant to any valid extensions of time for filing) thereof with the appropriate taxing authority, all material returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of each of the Company and its Subsidiaries, as the case may be. The Returns accurately reflect in all material respects all liability for taxes of the Company and its Subsidiaries for the periods covered thereby. Each of the Company and its Subsidiaries have paid all material taxes and assessments with respect to taxes payable by them which have become due other than those contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles. Except as provided on
Schedule 5.9, as of the Closing Date, there is no action, suit, proceeding, investigation, audit, or claim now pending or, to the best knowledge of the Company or any of its Subsidiaries, threatened in writing by any authority regarding any taxes relating to the Company or any of its Subsidiaries. Except as provided in Schedule 5.9, as of the Closing Date, none of the Company or any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of any material taxes of the Company or any of its Subsidiaries. None of the Company or any of its Subsidiaries has provided, with respect to it or property held by it, any consent under Section 341 of the Code.

          Section 5.10. ERISA. (a) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87), did not, except as noted below, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statement reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by more than $10,000,000.

          (b) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules and regulations. All contributions required to be made with respect to a Foreign Pension Plan have been timely made except to the extent that any failure to make such contribution on a timely basis will not result in a material adverse effect. Neither the Company nor any of its Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Foreign Pension Plan. Except as set forth on
Schedule 5.10, the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan required to be funded, determined as of the end of the Company's and each Borrower's most recently ended fiscal year on the basis of the actuarial assumptions set forth in the most recent actuarial report for such plan, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

          Section 5.11. Subsidiaries. Schedule 5.11 lists each Subsidiary of the Company, and the direct and indirect ownership interest of the Company therein, in each case as of the Closing Date.

          Section 5.12. Compliance with Statutes, etc. Each of the Company and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliance as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          Section 5.13. Investment Company Act. None of the Company or any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          Section 5.14. Public Utility Holding Company Act. None of the Company or any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          Section 5.15. Environmental Matters. (a) Each of the Company and each of its Subsidiaries has complied and is in compliance with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no past, pending or, to the best knowledge of the Company or any of its Subsidiaries, threatened Environmental Claims against the Company or any of its Subsidiaries or any Real Property currently or, to the best knowledge of the Company or any of its Subsidiaries, previously owned or operated by the Company or any of its Subsidiaries. There are no facts, circumstances, conditions or occurrences on any Real Property currently owned or operated by the Company or any of its Subsidiaries or, to the best knowledge of the Company or any of its Subsidiaries, on any formerly owned or operated Real Property or any property adjoining or in the vicinity of any currently owned or operated Real Property that could reasonably be expected (i)to form the basis of an Environmental Claim against the Company or any of its Subsidiaries or any currently owned or operated Real Property or (ii)to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by the Company or any of its Subsidiaries under any applicable Environmental Law.

          (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, or Released on or from, any Real Property owned or operated by the Company or any of its Subsidiaries except in compliance with all applicable Environmental Laws and as reasonably required in connection with the operation, use and maintenance of any such Real Property by the Company's or such Subsidiary's business. There are not now any underground storage tanks owned or operated by the Company or of its Subsidiaries located on any Real Property owned or operated by the Company or any of its Subsidiaries.

          (c) Notwithstanding anything to the contrary in this Section 5.15, the representations made in this Section 5.15 shall only be untrue if the effect of the failures, noncompliance and other circumstances of the types described above, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          Section 5.16. Labor Relations. None of the Company or any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened against any of them, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the

Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries and (iii) no union representation question exists with respect to the employees of the Company or any of its Subsidiaries, except (with respect to any matter specified in clause
(i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

          Section 5.17. Intellectual Property. Each of the Company and each of its Subsidiaries owns or possesses valid licenses or other legal rights to use all patents, trademarks, service marks, trade names, copyrights, trade secrets and other proprietary intellectual property rights necessary for the present and proposed conduct of its business, without any known conflict with the rights of others except, with respect to any matter specified in this Section 5.17, as could not reasonably be expected to result in a Material Adverse Effect.

          Section 5.18. Indebtedness. Schedule 5.18 sets forth a true and complete list of all Indebtedness of the Company and its Subsidiaries as of the Closing Date, in each case showing the aggregate principal amount thereof and the name of the respective borrower and any other entity which directly or indirectly guaranteed such debt.

          Section 5.19. Insurance. Set forth on Schedule 5.19 hereto is a true, correct and complete list of all material insurance carried by the Company and its Subsidiaries on and as of the Closing Date.

          Section 5.20. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

SECTION 6. REPRESENTATIONS OF THE PURCHASER.

          Section 6.1. Purchase for Investment; No Registration. You represent that you are an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act. You are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds (which are institutional accredited investors) and not with a view to the distribution thereof; provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes and that the Notes will bear the restrictive legend set forth in Section 2. You agree that you will not transfer the Notes except in accordance with the Securities Act or an exemption therefrom, and in accordance with any applicable state securities laws. You agree to comply with the provisions of paragraph 1 of the Transfer Certificate Letter attached hereto as Exhibit 13.2.

          Section 6.2. Binding Effect. This Agreement has been duly executed and delivered by you, and this Agreement constitutes your valid and legally binding obligation, enforceable against you in accordance with its terms.

          Section 6.3. Access to Information; Knowledge and Experience. The Purchaser (i) has been furnished with or has had access to the information the Purchaser has requested from the Company, (ii) has had an opportunity to discuss with management of the Company the business and financial affairs of the Company and (iii) has such knowledge and experience in business and financial matters and with respect to investments in securities similar to the Notes that it is capable of evaluating the risks and merits of this investment.

          Section 6.4. Securities Act Exemption. The Purchaser understands and acknowledges that the offering and sale of the Notes is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) under the Securities Act.

SECTION 7.        INFORMATION AS TO COMPANY.

          Section 7.1. Financial and Business Information. The Company shall deliver, or cause to be delivered, to each Holder of Notes:

                    (a) Monthly Financial Statements. As soon as practicable, and in any event within 45 days after the close of each monthly accounting period of each fiscal year (other than the last monthly accounting period in any fiscal quarter and fiscal year), the consolidated balance sheet of the Company and its Subsidiaries as at the end of each such monthly accounting period and the related consolidated statement of income and the related consolidated statement of cash flows for each such monthly accounting period and for the elapsed portion of the fiscal year ended with the last day of each such monthly accounting period, setting forth comparative figures for the corresponding monthly accounting period in the prior fiscal year.

                    (b) Quarterly Financial Statements. Within 45 days after the close of the first three quarterly accounting periods in each fiscal year of the Company, the consolidated balance sheet of the Company and its Subsidiaries as at the end of each such quarterly accounting period and the related consolidated statement of income and the related consolidated statement of cash flows for each such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of each such quarterly accounting period (other than the fourth quarterly accounting period), setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be in reasonable detail and certified by the chief financial officer or treasurer of the Company that they fairly present in all material respects the financial condition of the Company and its

          Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments, and shall be accompanied by a management narrative of the results of operations and financial condition with respect to such period.

                    (c) Annual Financial Statements. Within 90 days after the close of each fiscal year of the Company, the consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year and the related consolidated statement of income and the related consolidated statement of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified by any of the "big four" independent certified public accountants or such other independent certified public accountants of recognized national standing reasonably acceptable to the Holders.

                    (d) Budgets. No later than 60 days after the first day of each fiscal year of the Company, a budget in form reasonably satisfactory to the Holders (including budgeted statements of income and cash flows and balance sheets) prepared by the Company for (x) each quarterly accounting period in such fiscal year prepared in detail and (y) such fiscal year prepared in summary form, in each case, of the Company and its Subsidiaries on a consolidated basis, accompanied by the statement of the chief financial officer or treasurer of the Company to the effect that, to the best of such officer's knowledge, the budget is a reasonable good faith estimate of the period covered thereby.

                    (e) Officers' Certificates. At the time of the delivery of the financial statements provided for in Sections 7.1(b) and (c), a certificate of the chief financial officer or treasurer of the Company to the effect, to the best of such officer's knowledge after due inquiry, that no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof.

                    (f) Management Letters. Promptly after the Company's or any of its Subsidiaries' receipt thereof, a copy of any "management letter" received by the Company or such Subsidiary from its certified public accountants and the management's responses thereto.

                    (g) Notice of Default or  Litigation.  Promptly,  and in any
          event within five Business Days after an officer of the Company or any of its Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default (provided such Default or Event of Default is continuing) and
          (ii) any litigation or governmental investigation or proceeding pending or threatened (x) against the Company or any of its Subsidiaries which could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (y) with respect to this Agreement or the Notes.

                    (h) Other Reports and Filings. Promptly, copies of all financial information, proxy materials and other information and reports, if any, which the Company or any of its Subsidiaries shall file with the SEC or deliver to holders of its Indebtedness having an outstanding principal amount (or upon the utilization of any unused commitments may have an outstanding principal amount) in excess of $10,000,000 pursuant to the terms of the documentation governing such Indebtedness (or any trustee, administrative agent or other representative therefor) (but excluding administrative and other immaterial notices pursuant to such Indebtedness documentation) and not otherwise required to be delivered hereunder.

                    Section 7.2. Books, Records and Inspections. The Company will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP (or the comparable foreign equivalent thereof in the case of foreign Subsidiaries) and all requirements of law shall be made of all material dealings and transactions in relation to its business and activities. The Company will, and will cause each of its Subsidiaries to, permit officers and designated representatives of any Holder to visit and inspect, during regular business hours and under guidance of officers of the Company or such Subsidiary, any of the properties of the Company or any of its Subsidiaries and, subject to the foregoing requirements, to examine the books of account of the Company and any of its Subsidiaries and discuss the affairs, finances and accounts of the Company and any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals, upon such reasonable notice and to such reasonable extent as such Holder may request.

          SECTION 8. PAYMENT OF THE NOTES.

                    Section 8.1. Payment of the Notes. The Company shall pay the principal of and interest on the Notes in the manner and on the dates provided in the Notes. An installment of principal of or interest on the Notes shall be considered paid on the date it is due if the Company holds on that date U.S. Legal Tender designated for and sufficient to pay the installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Agreement.

                    The Company shall pay, to the extent such payments are lawful, interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by the Notes at such time plus 2% per annum. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

                    Section  8.2.  Optional  Prepayment  of  Notes.  Subject  to
          Section 22.2, in addition to the payments described in Section 8.1, the Company may, at any time following the Closing Date and at its option, prepay the Notes in whole or in part (but if in part, in a minimum principal amount of $100,000 or any integral multiple part thereof) at one hundred percent (100%) of the principal amount of the Notes so to be prepaid, plus accrued interest thereon to the date fixed for such prepayment, and shall not be subject to any prepayment premium.

                    Section 8.3. Tax Provisions. Notwithstanding anything to the contrary contained in this Agreement, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

          SECTION 9. COVENANTS.

                    Section 9.1. Maintenance of Office or Agency. The Company shall maintain an office in the state of Indiana where (a) Notes may be presented or surrendered for registration of transfer or for exchange, (b) Notes may be presented or surrendered for payment and
          (c) notices and demands in respect of the Notes and this Agreement may be served. The Company shall keep a register of the Notes and of their transfer and exchange. The Company shall give prompt written notice to the Holders of the location, and any change in the location, of such office or agency.

                    Section 9.2. Limitation on Restricted Payments. The Company will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly,

                    (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable solely in Qualified Capital Stock of the Company) on shares of the Company's Capital Stock to holders of such Capital Stock,

                    (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company, or any warrants, rights or options to acquire shares of any class of such Capital Stock, other than any such transaction which constitutes a Permitted Investment and other than through the exchange therefor solely of Qualified Capital Stock of the Company or warrants, rights or options to acquire Qualified Capital Stock of the Company,

                    (c) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes, or

                    (d) make any Investment (other than Permitted Investments) in any Person,(each of the foregoing prohibited actions set forth in clauses (a), (b),
                              (c) and (d) being referred to as a "Restricted Payment").

                    Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit the following to the extent they constitute Restricted Payments:

                    (1) the payment of any dividend or making of any distribution within 60 days after the date of its declaration if the dividend or distribution would have been permitted on the date of declaration;

                    (2) the repurchase, redemption, retirement or acquisition of Capital Stock of the Company or warrants, rights or options to acquire Capital Stock of the Company either (i) solely in exchange for shares of Qualified Capital Stock of the Company or warrants, rights or options to acquire Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company or warrants, rights or options to acquire Qualified Capital Stock of the Company;

                    (3) the repurchase, redemption, retirement or acquisition of Indebtedness of the Company that is subordinate or junior in right of payment to the Notes either (i) solely in exchange for or through the conversion into shares of Qualified Capital Stock of the Company, or
          (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of (A) shares of Qualified Capital Stock of the Company or warrants, rights or options to acquire Qualified Capital Stock of the Company or
          (B) incurrence of Refinancing Indebtedness;

                    (4) the acquisition of Common Stock of Company or warrants, rights or options to acquire such Common Stock from employees of the Company and its Subsidiaries who have died or whose employment has been terminated, provided that such payments shall not exceed $2,500,000 in any fiscal year; and

                    (5) payments to Vestar and Cabot pursuant to the Management Advisory Agreement in an amount not to exceed in the aggregate with respect to any fiscal year the greater of $400,000 and 1.25% of Cash Flow (as defined in the Management Advisory Agreement) for such fiscal year; provided that no such payment in excess of $400,000 with respect to any fiscal year shall be permitted if at the time of such proposed payment a default in the payment of interest on the Notes shall have occurred and be continuing; provided, however, that in the case of clauses (2), (3) and (4) of this paragraph, no Default or Event of Default shall have occurred or be continuing at the time of such payment or as a result thereof.

                    Section 9.3. Limitation on Indebtedness. (a) The Company will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, Incur any Indebtedness, including, without limitation, any Acquired Indebtedness; provided, however, that the foregoing will not prohibit the Company and its Subsidiaries from Incurring Permitted Indebtedness.

                    (b) Notwithstanding the foregoing limitations, the Company and its Subsidiaries may Incur Indebtedness (including, without limitation, Acquired Indebtedness) if (i) no Default or Event of Default shall have occurred and be continuing on the date of the proposed Incurrence thereof or would result as a consequence of such proposed Incurrence and (ii) on the date of such proposed Incurrence, after giving effect thereto, the Consolidated Fixed Charge Coverage Ratio of the Company is at least equal to 2.40 to 1.0.

                    Section 9.4. Corporate Existence. Except as otherwise permitted by Section 10, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its Subsidiaries in accordance with the respective organizational documents of each Subsidiary and the rights (charter and statutory) and material franchises of the Company and each of its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right or franchise, or the corporate existence of any Subsidiary, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and each of its Subsidiaries, taken as a whole, and that the loss thereof is not, and will not be, adverse in any material respect to the Holders of the Notes.

                    Section 9.5. Payment of Taxes and Other Claims. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon it or any of its Subsidiaries or upon the income, profits or property of it or any of its Subsidiaries and (ii) all lawful claims for labor, materials and supplies which, in each case, if unpaid, might by law become a material liability or Lien upon the property of it or any of its Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made.

                    Section 9.6. Maintenance of Properties and Insurance. (a) The Company shall cause all material properties owned by or leased by it or any of its Subsidiaries useful and necessary to the conduct of its business or the business of any of its Subsidiaries to be improved or maintained and kept in normal condition, repair and working order and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 9.6 shall prevent the Company or any of its Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors or of the board of directors of any Subsidiary of the Company concerned, or of an officer (or other agent employed by the Company or of any of its Subsidiaries) of the Company or any of its Subsidiaries having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any Subsidiary of the Company, and if such discontinuance or disposal is not adverse in any material respect to the Holders of the Notes.

                    (b) The Company shall maintain, and shall cause its Subsidiaries to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses of similar size, including property and casualty loss, workers' compensation and interruption of business insurance. The Company shall provide an Officers' Certificate as to compliance with the foregoing requirements to the Holders prior to the anniversary or renewal date of each such policy, together with satisfactory evidence of such insurance, which certificate shall expressly state such expiration date for each policy listed.

                    Section 9.7. Compliance with Laws. The Company shall comply, and shall cause each of its Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

                    Section 9.8. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Agreement, and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

                    Section 9.9. Limitation on Transactions with Affiliates. (a) Neither the Company nor any Subsidiary of the Company will enter into any transaction or series of transactions with or for the benefit of any of their Affiliates (each an "Affiliate Transaction"), except in good faith and on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those that could have been obtained in a comparable transaction on an arm's-length basis from a Person not an Affiliate of the Company or such Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $1,000,000 shall be approved by the Board of Directors of the Company (including a majority of the directors who are not affiliates of any Affiliate of the Company participating in the Affiliated Transactions in question), such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions, and shall be certified by an officer of the Company as complying with the foregoing provisions such certification to be evidenced by an Officers' Certificate delivered to the Holders. If the Company or any Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value of more than $2,500,000, the Company or such Subsidiary shall, prior to the consummation thereof, obtain a favorable opinion from an independent Financial Advisor (and deliver the same to the Holders) as to either the fairness of such transaction or series of related transactions to the Company or the relevant Subsidiary, as the case may be, from a financial point of view or that such transaction is on terms no less favorable to the Company or such Subsidiary, as the case may be, than those that could have been obtained in a comparable transaction on an arm's-length basis from a Person not an Affiliate of the Company or such Subsidiary.

                    (b) The foregoing restrictions shall not apply to (i) the Cabot Stock Purchase; (ii) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Subsidiary as determined in good faith by the Company's Board of Directors or senior management; (iii) transactions exclusively between or among the Company and any of its wholly owned Subsidiaries or exclusively between or among such wholly owned Subsidiaries; provided such transactions are not otherwise prohibited by this Agreement; (iv) any Restricted Payment made in compliance with Section 9.2 or any other payment permitted by the second paragraph of Section 9.2; (v) any Permitted Investment; or
          (vi) the issuance of any Qualified Capital Stock of the Company to an Affiliate of the Company or the Incurrence of any Indebtedness of a Subsidiary to be owing to any Affiliate of the Company to the extent such Indebtedness was incurred under Section 9.3(b).

                    Section 9.10. Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries. The Company will not, and will not cause or permit any of its Subsidiaries other than Acquisition Subsidiaries to, directly or indirectly, create or otherwise cause or permit or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distributions on or in respect of its Capital Stock;
          (b) make loans or advances or pay any Indebtedness or other obligation owed to the Company or to any Subsidiary of the Company; or (c) transfer any of its property or assets to the Company or to any Subsidiary of the Company (each such encumbrance or restriction in clause (a), (b) or (c), a "Payment Restriction"), except for such encumbrances or restrictions existing under or by reason of:

                    (1) applicable law;

                    (2) this Agreement;

                    (3) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Subsidiary of the Company;

                    (4)  any  instrument  governing   Indebtedness  Incurred  in
          accordance with and pursuant to clause (x) of the definition of Permitted Indebtedness; provided that such encumbrance or restriction is not, and will not be, applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or asset of the Person, becoming a Subsidiary of the Company;

                    (5)  agreements  existing  on the Closing  Date  (including,
          without   limitation,   the  Senior  Bank   Facilities  and  the  Opco
          Indenture);

                    (6) restrictions imposed by Liens granted by Subsidiaries of the Company pursuant to clauses (xi) and (xiii) of the definition of Permitted Liens solely to the extent such Liens encumber the transfer or other disposition of the assets subject to such Liens;

                    (7) any restriction or encumbrance contained in contracts for the sale of assets to be consummated in accordance with this Agreement solely in respect of the assets to be sold pursuant to such contract;

                    (8) any encumbrance or restriction contained in Refinancing Indebtedness Incurred to Refinance the Indebtedness issued, assumed or Incurred pursuant to an agreement referred to in clauses (4), (5) (other than the Senior Bank Facilities) or (6) above or an agreement effecting a refinancing, replacement or substitution of the Senior Bank Facilities; provided that the provisions relating to such encumbrance or restriction contained in any such Refinancing Indebtedness or agreement are no less favorable to the Company or to the Holders in any material respect in the reasonable and good faith judgment of the Board of Directors of the Company than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (4), (5) or (6); or

                    (9) provisions of any instrument governing secured Indebtedness otherwise permitted to be Incurred under this Agreement and Incurred in connection with the acquisition of the assets securing Indebtedness, which provisions limit the right of the debtor thereunder to dispose of the assets securing such Indebtedness.

                    Section 9.11. Limitation on Liens. The Company will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist or remain in effect any Liens upon any properties or assets of the Company or of any of its Subsidiaries whether owned on the Closing
          Date or acquired after the Closing Date, or on any income on or profits or proceeds therefrom, or assign or otherwise convey any right to receive income on or profits or proceeds therefrom, other than
          (A) Liens existing on the Closing Date and any renewals, extensions or replacements thereof, (B) Liens securing the Company's Obligations as a guarantor under the Senior Bank Facilities, and (C) with respect to the Company's Subsidiaries only, Permitted Liens.

                    Section 9.12. Change of Control. (a) Upon the occurrence of a Change of Control, the Company shall make an offer to purchase all outstanding Notes pursuant to the offer described in paragraph (b) below (the "Change of Control Offer") at a purchase price equal to 100% of the principal amount thereof plus accrued interest, if any, to the date of purchase. Prior to the mailing of the notice referred to below, but in any event within 30 days following any Change of Control, the Company shall (i) repay in full and terminate all commitments under Indebtedness under the Senior Bank Facilities, or offer to repay in full and terminate all commitments under all Indebtedness under the Senior Bank Facilities and to repay the Indebtedness owed to each lender which has accepted such offer, or
          (ii) obtain the requisite consents under the Senior Bank Facilities to permit the repurchase of the Notes as provided below. The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Notes pursuant to the provisions described in this Section 9.12.

                    (b) Within 30 days following the date upon which the Change of Control occurred (the "Change of Control Date"), the Company must send, by first class mail, a notice to each Holder, which notice shall govern the terms of the Change of Control Offer. Such notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

                    (1) that the Change of Control Offer is being made pursuant to this Section 9.12 and that all Notes tendered and not withdrawn will be accepted for payment;

                    (2) the purchase price (including the amount of accrued interest) and the purchase date (which must be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law) (the "Change of Control Payment Date"); provided that the Change of Control Payment Date for the Notes shall be a date subsequent to any payment dates for the purchase or other repayment of the Senior Debt;

                    (3) that any Note not tendered will continue to accrue interest;

                    (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                    (5) that Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Company at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

                    (6) that Holders will be entitled to withdraw their election if the Company receives, not later than five Business Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased;

                    (7) that Holders whose Notes are purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in an original principal amount of $1,000 or integral multiples thereof; and

                    (8) the circumstances and relevant facts regarding such Change of Control.

                    On or before the Change of Control Payment Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, and (ii) set aside U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes so tendered. The Company shall promptly mail to the Holders of Notes so accepted payment in an amount equal to the purchase price plus accrued interest, if any, and the Company shall promptly execute and issue to such Holders new Notes equal in principal amount to any unpurchased portion of the Notes surrendered. Any Notes not so accepted shall be promptly mailed by the Company to the Holder thereof.

                    Any amounts remaining after the purchase of Notes pursuant to a Change of Control Offer shall be retained by the Company.

                    The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section 9.12, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 9.12 by virtue thereof.

                    The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 9.12.

                    Section 9.13. Limitation on Asset Sales. The Company will not consummate any Asset Sale; provided, however, that the Company may liquidate any Inactive Subsidiary. The Company will not cause or permit any of its Subsidiaries to consummate any Asset Sale unless
          (i) such Asset Sale is for at least fair market value, (ii) at least 75% of the consideration therefrom received by such Subsidiary is in the form of cash or Cash Equivalents, and (iii) such Subsidiary shall apply the Net Cash Proceeds of such Asset Sale within 365 days of receipt thereof, as follows:

                    (a) to repay any Indebtedness of such Subsidiary; provided that in the event any Net Cash Proceeds received in respect thereof are used to repay Indebtedness outstanding under any revolving credit facilities (including the Revolving Credit Facility) such facility is permanently reduced by the amounts thereof; or

                    (b) to a Related Business Investment.

                    If at any time any non-cash consideration received by any Subsidiary of the Company in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash, then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this Section 9.13.

                    Notwithstanding the immediately preceding paragraph, the Subsidiaries of the Company will be permitted to consummate an Asset Sale without complying with such paragraph to the extent (i) at least 75% of the consideration for such Asset Sale constitutes Related Business Investments and (ii) such Asset Sale is for fair market value; provided that any consideration not constituting Related Business Investments received by any of the Company's Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds and shall be applied in accordance with the provisions of the immediately preceding paragraph.

                    Section 9.14. Limitation on Preferred Stock of Subsidiaries. The Company will not cause or permit any of its Subsidiaries to issue any Preferred Stock (other than to the Company or to a wholly owned Subsidiary of the Company) or permit any Person (other than the Company or a wholly owned Subsidiary of the Company) to own or hold any Preferred Stock of any Subsidiary of the Company or any Lien or security interest in such Preferred Stock.

                    Section 9.15. Limitation on Incurrence of Senior Subordinated Debt. The Company will not, directly or indirectly, Incur Indebtedness that is both senior in right of payment to the Notes and subordinate in right of payment to any other Indebtedness of the Company.

                    Section 9.16. Conduct of Business. The Company and its Subsidiaries will not engage in any businesses which are not the same, similar, ancillary, complementary or related to the businesses in which the Company and its Subsidiaries are engaged on the Closing Date.

                    Section 9.17. Refinancing of Notes. Except to the extent required by the terms of the Opco Indenture, the Company will not permit Opco to prepay all or any part of the Indebtedness outstanding under the Opco Indenture without repaying the Notes issued hereunder on a pro rata basis at the same time and otherwise in accordance with
          Section 8.2. Unless earlier prepaid, the Company will refinance the Notes issued hereunder at maturity on a pro rata basis at the same time that the Indebtedness outstanding under the Opco Indenture is refinanced.

                    SECTION 10. SUCCESSOR CORPORATION Section 10.1. Merger, Consolidation and Sale of Assets. (a) The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company's assets (determined on a consolidated basis for the Company and the Company's Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless

                              (i) either (1) the Company  shall be the surviving
                    or continuing corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease the properties and assets of the Company and of the Company's Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes and this Agreement on the part of the Company to be performed or observed;

                              (ii) immediately after giving effect to such transaction and the assumption contemplated by clause
                    (i)(2)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness Incurred or anticipated to be Incurred in connection with or in respect of such transaction), (1) the Company or such Surviving Entity, as the case may be, shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction and (2) the Company shall be able to Incur at least $1.00 of additional Indebtedness pursuant to Section 9.3(b);

                              (iii) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (i)(2)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness Incurred or anticipated to be Incurred and any Lien granted in connection with or in respect of the transaction) no Default and no Event of Default shall have occurred or be continuing; and

                              (iv) the  Company or the  Surviving  Entity  shall
                    have delivered to the Holders an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Agreement and that all conditions precedent in this Agreement relating to such transaction have been satisfied. Notwithstanding the foregoing clauses
                    (ii) and (iii), (1) any Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (2) the Company may merge with an Affiliate incorporated for the purpose of reincorporating the Company in another jurisdiction in the United States to realize tax or other benefits.

                    (b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                    Section 10.2. Successor Corporation Substituted. Upon any such consolidation, merger, conveyance, lease or transfer in accordance with Section 10.1, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement and the Notes with the same effect as if such successor had been named as the Company therein, and thereafter (except in the case of a sale, assignment, transfer, lease, conveyance or other disposition) the predecessor corporation will be relieved of all further obligations and covenants under this Agreement and the Notes.

          SECTION 11. EVENTS OF DEFAULT.

                    An "Event of Default" occurs if:

                    (a) the Company fails to pay interest on any Note when the same becomes due and payable and such failure continues for a period of 30 days; or

                    (b) the Company fails to pay the principal of or premium on any Note, when such principal becomes due and payable, whether at maturity, upon redemption or otherwise; or

                    (c) the Company defaults in the observance or performance of any other covenant or agreement contained in this Agreement which default continues for a period of 30 days after the Company receives written notice specifying the default from Holders of at least 25% in principal amount of outstanding Notes (except in the case of a default with respect to Sections 9.14 and 10.1, which will constitute Events of Default with such notice but without passage of time); or

                    (d) the Company defaults under any mortgage, indenture, instrument or other agreement under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or of any Subsidiary of the Company (or the payment of which is guaranteed by the Company or any Subsidiary of the Company), whether such Indebtedness or guarantee now exists, or is created after the date of this Agreement, which default (i) is caused by a failure to pay at final maturity the principal amount of Indebtedness (after any applicable grace period provided in such Indebtedness) (a "payment default") and such failure continues for a period of 20 days or more, or (ii) results in the acceleration of the final maturity of such Indebtedness and such acceleration is not rescinded, annulled or otherwise cured within 20 days of the earlier of the occurrence of such acceleration or the receipt by the Company or any such Subsidiary of notice of any such acceleration and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been payment default or the maturity of which has been so accelerated, in each case for which the 20-day period described above has passed, aggregates $5,000,000; or

                    (e) one or more judgments in an aggregate amount in excess of $5,000,000 (which are not covered by third-party insurance as to which the insurer has not disclaimed coverage) being rendered against the Company or any of its Significant Subsidiaries and such judgments remain undischarged, or unstayed or unsatisfied for a period of 60 days after such judgment or judgments become final and non-appealable; or

                    (f) the Company or any of its Significant Subsidiaries (i) admits in writing its inability to pay its debts generally as they become due, (ii) commences a voluntary case or proceeding under any Bankruptcy Law with respect to itself, (iii) consents to the entry of a judgment, decree or order for relief against it in an involuntary case or proceeding under any Bankruptcy Law, (iv) consents to the appointment of a Custodian of it or for substantially all of its property, (v) consents to or acquiesces in the institution of a bankruptcy or an insolvency proceeding against it, (vi) makes a general assignment for the benefit of its creditors, or (vii) takes any corporate action to authorize or effect any of the foregoing; or

                    (g) a court of competent jurisdiction enters a judgment, decree or order for relief in respect of the Company or any of its Significant Subsidiaries in an involuntary case or proceeding under any Bankruptcy Law, which shall (i) approve as properly filed a petition seeking reorganization, arrangement, adjustment or composition in respect of the Company or any of its Significant Subsidiaries, (ii) appoint a Custodian of the Company or any of its Significant Subsidiaries or for substantially all of its property or
          (iii) order the winding-up or liquidation of its affairs; and such judgment, decree or order shall remain unstayed and in effect for a period of 60 consecutive days.

          SECTION 12. REMEDIES ON DEFAULT, ETC.

                    Section 12.1. Acceleration(a) . If an Event of Default (other than an Event of Default specified in either clause (f) or (g) of Section 11 as it relates to the Company or a Significant Subsidiary) occurs and is continuing, then and in every such case the Required Holders may declare the unpaid principal of, premium, if any, and accrued and unpaid interest on, all the Notes then outstanding to be due and payable, by a notice (an "Acceleration Notice") in writing to the Company and upon such declaration such principal amount, premium, if any, and accrued and unpaid interest (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the Senior Bank Facilities, shall become due and payable upon the first to occur of an acceleration under the Senior Bank Facilities or 5 business days after receipt by the Company and the Representative under the Senior Bank Facilities of such
          Acceleration Notice but only if such Event of Default is then continuing. Upon any such declaration, but subject to the immediately preceding sentence, such amount shall be immediately due and payable. If an Event of Default specified in clause (f) or (g) of Section 11 occurs as it relates to the Company, all unpaid principal of, and premium, if any, and accrued and unpaid interest on, the Notes then outstanding will ipso facto become due and payable without any declaration or other act on the part of any Holder. The Holders of a majority in principal amount of the Notes then outstanding may rescind an acceleration and its consequences if (i) all existing Events of Default, other than the non-payment of the principal of and premium, if any, and accrued and unpaid interest on the Notes which has become due solely by such declaration of acceleration, have been cured or waived and (ii) rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

                    Section 12.2. Other Remedies. If an Event of Default occurs and is continuing, any Holder of a Note may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Agreement.

                    A delay or omission by any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

                    Section 12.3.  Waiver of Past Defaults.  Subject to Sections
          12.6 and 17, the Holders of not less than a majority in principal amount of the outstanding Notes may waive an existing Default or Event of Default and its consequences, except a Default in the payment of principal of or premium, if any, or accrued and unpaid interest on any Note as specified in clauses (a) and (b) of Section 11. The Company shall deliver to all Holders an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. When a Default or Event of Default is waived, it is cured and ceases.

                    Section 12.4. Control by Majority. Subject to Section 17.4, the Holders of not less than a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to them.

                    Section 12.5. Limitation on Suits. A Holder may not use this Agreement to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

                    Section 12.6. Rights of Holders To Receive Payment. Notwithstanding any other provision of this Agreement, the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or, after such respective dates, shall not be impaired or affected without the consent of the Holder.

          SECTION 13. REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

                    Section 13.1. Registration of Notes. Prior to due presentment for registration of transfer as set forth in Section 9.1, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and Holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give or cause to be given to any Holder of a Note that is an Institutional Investor promptly upon written request therefor, a complete and correct copy of the names and addresses of all registered Holders of Notes.

                    Section 13.2. Transfer and Exchange of Notes. Subject to compliance with the terms of this Agreement, upon surrender of any Note at the principal executive office of the Company or at such other office specified in writing by the Company to each Holder of one or more Notes for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered Holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver or cause to be delivered, at the Company's expense (except as provided below), one or more new Notes (as requested by the Holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such Holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered
          Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000 (and increments of $100,000 thereafter); provided that if necessary to enable the registration of transfer by a Holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Section 6.1 (except that the transferee shall not make such representations if such transfer occurs after the Resale Restrictions Termination Date (as defined in Exhibit 13.2)) and in
          Section 6.2 and deemed to have agreed to be subject to the terms hereof. Each Holder of Notes, by its acceptance of a Note, will be deemed to have agreed to be bound by the terms of this Agreement as though it were a party hereto and prior to any transfer and as a condition to each transfer, the transferor and transferee shall execute and deliver to the Company a certificate in the form attached hereto as Exhibit 13.2 (including the letter attached to such exhibit) to confirm the foregoing and the compliance, if any, with the legend, if any, on the Note. To the extent any original Purchaser of the Notes transfers all or part of its obligation to purchase the additional Notes required to be purchased under this Agreement, an agreement shall be executed by such Purchaser and such transferee establishing an obligation to purchase such additional Notes, in a form reasonably satisfactory to the Company.

                    Section 13.3. Replacement of Notes. Upon receipt by the Company or a Person designated in writing by the Company to each Holder of the Notes of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

                    (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the Holder of such Note is, or is a nominee for, an original Purchaser or another Holder of a Note with a minimum net worth of at least $50,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                    (b) in the case of mutilation, upon surrender and cancellation thereof,the Company, at its own expense, shall execute and deliver or cause to be delivered, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

          SECTION 14. PAYMENTS ON NOTES.

                    Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal and interest becoming due and payable on the Notes shall be made in U.S. dollars at the principal executive office of the Company. The Company may at any time, by notice to each Holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or a principal office of a bank or trust company.

                    Section 14.2. Home Office Payment. So long as you or your nominee shall be the Holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay, or cause to be paid, all sums becoming due on such Note for principal and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this
          Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

          SECTION 15. EXPENSES, ETC.

                    Section 15.1. Transaction Expenses. In addition to the fees and expenses provided for in the Engagement Letter, and whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable costs and expenses (including reasonable attorneys' fees of one counsel) incurred by you or a Holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a Holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

                    Section 15.2. Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

                    SECTION 16. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

                    All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent Holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other Holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

          SECTION 17. AMENDMENT AND WAIVER.

                    Section 17.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that no such amendment or waiver may, without the written consent of the Holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest of the Notes,
          (ii) change the percentage of the principal amount of the Notes the Holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

                    Section 17.2. Solicitation of Holders of Notes. (a) The Company will provide each Holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, reasonably far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each Holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Holders of Notes.

                    (b) The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any Holder of Notes as consideration for or as an inducement to the entering into by any Holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each Holder of Notes then outstanding even if such Holder did not consent to such waiver or amendment.

                    Section 17.3. Binding Effect, etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all Holders of Notes and is binding upon them and upon each future Holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the Holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any Holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

                    Section 17.4. Notes Held by Company, etc. Solely for the purpose of determining whether the Holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the Holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

          SECTION 18. NOTICES.

                    All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                              (i) if to you or your nominee, to you or it at the
                    address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company or a Person designated by the Company in writing to each Holder,

                              (ii) if to any other  Holder of any Note,  to such
                    Holder at such address as such other Holder shall have specified to the Company or a Person designated by the Company in writing to each Holder, or

                              (iii) if to the  Company,  to the  Company  at its
                    address set forth at the beginning hereof to the attention of the Chief Financial Officer, or at such other address as the Company shall have specified to the Holder of each Note in writing.

                              Notices under this Section 18 will be deemed given
                    only when actually received.

          SECTION 19. REPRODUCTION OF DOCUMENTS.

                    This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other Holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

          SECTION 20. CONFIDENTIAL INFORMATION.

                    For the purposes of this Section 20, "Confidential Information" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement; provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure,
          (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under
          Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes) who agree to hold confidential the Confidential Information in accordance with the terms of this Section 20, (iii) any other Holder of any Note, (iv) any Institutional Investor that is not a direct competitor of the Company to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing with the Company prior to its receipt of such Confidential Information to be bound by the provisions of this
          Section 20), (v) any Person that is not a direct competitor of the Company from which you offer to purchase any security of the Company (if such Person has agreed in writing with the Company prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over you upon such authority's request or demand,
          (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio, or
          (viii) any other Person to which such delivery or disclosure is required (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement after prior written notice provided to the Company. Each Holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this
          Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any Holder of a Note of information required to be delivered to such Holder under this Agreement or requested by such Holder (other than a Holder that is a party to this Agreement or its nominee), such Holder will enter into an agreement with the Company embodying the provisions of this
          Section 20.

                    Notwithstanding the foregoing, and notwithstanding any other express or implied agreement or understanding to the contrary, the Company and any Holder and their respective employees, representatives and other agents are authorized to disclose the tax treatment and tax structure of the Notes and this Agreement to any and all persons, without limitation of any kind. The Company and any Holder may disclose all materials of any kind (including opinions or other tax analyses) insofar as they relate to the tax treatment and structure of the Notes and this Agreement; provided in each case that no party (nor any of its employees, representatives or other agents) shall disclose any information relating to such tax treatment or tax structure to the extent nondisclosure is necessary in order to comply with applicable securities laws. This authorization does not extend to disclosure of any other information, including (without limitation) (a) any portion of any materials to the extent not related to the tax treatment or tax structure of the issuance of the Notes, (b) the identities of participants or potential participants in the issuance of the Notes,
          (c) the existence or status of any negotiations, (d) any pricing or other financial information or (e) any other term or detail not related to the tax treatment and tax structure of the issuance of the Notes.

                    The Holders acknowledge that they are, and that their respective representatives who are informed of Confidential Information will be made, (i) aware that the United States securities laws would prohibit any Person who has material non-public information about a company from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities and (ii) familiar with the Exchange Act and the rules and regulations promulgated thereunder to the extent they relate to the Confidential Information. The Holders agree that they will not use or cause any third party to use, and that they will each use reasonable efforts to assure that none of their respective representatives will use or cause any third party to use, any Confidential Information in contravention of the United States securities laws, including the Exchange Act or any rules and regulations promulgated thereunder.

          SECTION 21. SUBSTITUTION OF PURCHASER.

                    You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. You shall provide to the Company at least five Business Days' prior notice of any intended substitution in order for the Company to prepare and file all necessary notifications and receive all required authorizations under the applicable state securities or "Blue Sky" laws and you shall cooperate with the Company in preparing all such notifications and obtaining all such authorizations. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original Holder of the Notes under this Agreement.

          SECTION 22. SUBORDINATION.

                    Section 22.1. Notes Subordinated to Senior Debt. The Company
          covenants and agrees, and each Holder, by its acceptance thereof, likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Section 22; and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of all Obligations on the Notes by the Company shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full when due, whether at stated maturity, by acceleration or otherwise, in cash or Cash Equivalents of all Obligations on the Senior Debt; that the subordination is for the benefit of, and shall be enforceable directly by, the holders of Senior Debt, and that each holder of Senior Debt whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Debt in reliance upon the covenants and provisions contained in this Agreement and the Notes.

                    Section 22.2. No Payment on Notes in Certain  Circumstances.
          (a) If any default occurs and is continuing in the payment when due, whether at maturity, upon redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any Senior Debt, no payment of any kind or character shall be made by, or on behalf of, the Company or any other Person on its or their behalf with respect to any Obligations on the Notes, or to acquire any of the Notes for cash or property or otherwise. In addition, if any other event of default occurs and is continuing with respect to the Senior Debt, as such event of default is defined in the instrument creating or evidencing the Senior Debt, permitting the holders of the Senior Debt then outstanding to accelerate the maturity thereof and if the Representative for the Senior Debt gives written notice of the event of default to the Holders (a "Default Notice"), then, unless and until all events of default have been cured or waived or have ceased to exist or the Holders receive notice thereof from the Representative for the Senior Debt terminating the Blockage Period (as defined below), during the 180 days after the delivery of such Default Notice (the "Blockage Period"), neither the Company nor any other Person on its behalf shall (x) make any payment of any kind or character with respect to any Obligations on the Notes or (y) acquire any of the Notes for cash or property or otherwise. Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 180 days from the date the payment on the Notes was due and only one such Blockage Period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any Blockage Period with respect to the Senior Debt shall be, or be made, the basis for the commencement of a second Blockage Period by the Representative of the Senior Debt whether or not within a period of 360 consecutive days, unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

                    (b) In the event that, notwithstanding the foregoing, any payment shall be received by any Holder when such payment is prohibited by Section 22.2(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their Representative, as their respective interests may appear. The Holders shall be entitled to rely on information regarding amounts then due and owing on the Senior Debt, if any, received from the holders of Senior Debt (or their Representative) or, if such information is not received from such holders or their Representative, from the Company and only amounts included in the information provided to the Holders shall be paid to the holders of Senior Debt.

                    Nothing contained in this Section 22 shall limit the right of the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Section 12 or to pursue any rights or remedies hereunder; provided that all Senior Debt thereafter due or declared to be due shall first be paid in full in cash or Cash Equivalents before the Holders are entitled to receive any payment of any kind or character with respect to Obligations on the Notes.

                    Section 22.3. Payment Over of Proceeds upon Dissolution, Etc. (a) Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Company or its property, whether voluntary or involuntary, all Obligations due or to become due upon all Senior Debt shall first be paid in full in cash or Cash Equivalents, or such payment duly provided for to the satisfaction of the holders of Senior Debt, before any payment or distribution of any kind or character is made on account of any Obligations on the Notes, or for the acquisition of any of the Notes for cash or property or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Notes or the Purchaser under this Agreement would be entitled, except for the provisions hereof, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Purchaser under this Agreement if received by them, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their Representative, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of Senior Debt.

                    (b) To the extent any payment of Senior Debt (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

                    (c) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, shall be received by any Holder when such payment or distribution is prohibited by
          Section 22.3(a), such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt (pro rata to such holders on the basis of the respective amount of Senior Debt held by such holders) or their Representative, as their respective interests may appear, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Debt.

                    (d) The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its assets to another corporation upon the terms and conditions provided in Section 10 and as long as permitted under the terms of the Senior Debt shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this
          Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume the Company's obligations hereunder in accordance with Section 10.

                    Section 22.4. Payments May Be Paid Prior to Dissolution. Nothing contained in this Section 22 or elsewhere in this Agreement shall prevent the Company, except under the conditions described in Sections 22.2 and 22.3, from making payments at any time for the purpose of making payments of principal of and interest on the Notes to the Holders entitled thereto unless at least one Business Day prior to the date upon which such payment would otherwise become due and payable the Holders shall have received the written notice provided for in Section 22.2(a) or in Section 22.7. The Company shall give prompt written notice to the Holders of any dissolution, winding-up, liquidation or reorganization of the Company.

                    Section 22.5. Subrogation. Subject to the payment in full in cash or Cash Equivalents of all Senior Debt, the Holders of the Notes shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the Notes shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of the Senior Debt by or on behalf of the Company or by or on behalf of the Holders by virtue of this Section 22 which otherwise would have been made to the Holders shall, as between the Company and the Holders of the Notes, be deemed to be a payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this Section 22 are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes, on the one hand, and the holders of the Senior Debt, on the other hand.

                    Section 22.6. Obligations of the Company Unconditional. Nothing contained in this Section 22 or elsewhere in this Agreement or in the Notes is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Debt and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and any interest on the Notes as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Holder of any Note or the Purchaser on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

                    Section 22.7. Notice to Holders. The Company shall give prompt written notice to the Holders of any fact known to the Company which would prohibit the making of any payment in respect of the Notes pursuant to the provisions of this Section 22. Regardless of anything to the contrary contained in this Section 22 or elsewhere in this Agreement, no Holder shall be charged with knowledge of the existence of any default or event of default with respect to any Senior Debt or of any other facts which would prohibit the making of any payment in respect of the Notes unless and until such Holder shall have received notice in writing from the Company, or from a holder of Senior Debt or a Representative therefor, and, prior to the receipt of any such written notice, the Holders shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist.

                    In the event that any Holder determines in good faith that any evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Section 22, such Holder may request such Person to furnish evidence to the reasonable satisfaction of such Holder as to the amounts of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this
          Section 22, and if such evidence is not furnished such Holder may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

                    Section 22.8. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Company referred to in this Section 22, the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Purchaser or the Holders of the Notes, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 22.

                    Section 22.9. Holders' Relation to Senior Debt. The Holders and any agent of the Company or the Holders shall be entitled to all the rights set forth in this Section 22 with respect to any Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Debt and nothing in this Agreement shall deprive the Holders or any such agent of any of its rights as such holder.

                    With respect to the holders of Senior Debt, the Holders undertake to perform or to observe only such of its covenants and obligations as are specifically set forth in this Section 22, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Agreement against the Purchaser. The Holders shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Company shall pay over or distribute to Holders or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Section 22.

                    Whenever a distribution is to be made or a notice given to holders or owners of Senior Debt, the distribution may be made and the notice may be given to their Representative, if any.

                    Section 22.10. Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Debt. No right of any present or future holders of any Senior Debt to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Agreement, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

                    Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Holders, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Section 22 or the obligations hereunder of the Holders of the Notes to the holders of the Senior Debt, do any one or more of the following:
          (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt, or any instrument evidencing the same or any agreement under which Senior Debt is outstanding;
          (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the payment or collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

                    Section 22.11. This Section 22 Not to Prevent Events of Default. The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Section 22 will not be construed as preventing the occurrence of an Event of Default.

          SECTION 23. MISCELLANEOUS.

                    Section 23.1. Successors and Assigns. All covenants and other agreements contained in this Agreement or under the Notes, by or on behalf of any of the parties hereto, bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent Holder of a Note) whether so expressed or not.

                    Section 23.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

                    Section 23.3. Severability. Any provision of this Agreement or in the Notes that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

                    Section 23.4. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

                    Section 23.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.
          Section 23.6. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of this Agreement or the Notes. Each of the parties hereto further waives its right to a jury trial.

                    Section 23.7. Paying Agent. The Company will initially act as registrar and paying agent on its own behalf in connection with the Notes. Any notice, payment or other delivery to be made by the Company in accordance with this Agreement may be made by another Person designated in writing to the Holders to act as paying agent with respect to the Notes on behalf of the Company, and, following such designation, any notice, communication or other delivery to be made by a Holder to the Company shall be made to such Person acting as paying agent with a copy to the Company. The Company may change any such paying agent upon written notice to each Holder.

                    [Remainder of this Page Intentionally Left Blank]

                    If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                        Very truly yours,

                                        AEARO CORPORATION



                                        By: ____________________________________
                                            Name:
                                            Title:

The foregoing is hereby agreed to as
of the date hereof.

DEUTSCHE BANK SECURITIES INC.


By: ____________________________________
       Name:
       Title:


By: ____________________________________
       Name:
       Title:

                                   Schedule A

                        Information Relating to Purchaser


Name And Address of Purchaser          Principal Amount of Notes To Be Purchased
Deutsche Bank Securities Inc.          $15,000,000
Attention:
Telephone Number:
Telecopier Number:
Payments

All payments on or in respect of the Notes to be made by Fedwire transfer of immediately available funds, identifying the name of the Issuer, the Private Placement Number preceded by "DPP" and the payment as principal, interest or premium, in the exact format as follows:

BBK =

BNF =

ORG =   Aearo  Corporation

OBI =   DPP - (Enter Private  Placement  Number,  if available)
        Payment Due Date (MM/DD/YY) - P             (Enter "P" and the amount of
        principal being remitted,  for example,  P5000000.00) - I
        (Enter "I" and the amount of interest being remitted, for example, I225000.00)

Notices

All notices of scheduled payments and written confirmation of each such payment, to be addressed:

         Deutsche Bank Securities Inc.
         Telephone:
         Telecopy:

All  financial   reports,   compliance   certificates   and  all  other  written
communications, including notice of prepayments, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  [None]

Taxpayer I.D. Number:  [              ]

                                   SCHEDULE B

                                  Defined Terms


          As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

          "Acceleration Notice" is defined in Section 12.1.

          "Acquired Indebtedness" of any Person means Indebtedness of another Person and any of its Subsidiaries existing at the time such other Person becomes a Subsidiary of the referent Person or at the time it merges or consolidates with the referent Person or any of the referent Person's Subsidiaries or assumed by the referent Person or any Subsidiary of the referent Person in connection with the acquisition of assets from such other Person and in each case not incurred by the referent Person or any Subsidiary of the referent Person or such other Person in connection with, or in anticipation or contemplation of, such other Person becoming a Subsidiary of the referent Person or such acquisition, merger or consolidation.

          "Acquisition Subsidiary" means any Subsidiary of the Company or any of its Subsidiaries which is newly-formed in anticipation of and in order to effectuate the acquisition by such entity of the capital stock or assets of another Person; provided that the making of an Investment in such Subsidiary by the Company or any Subsidiary of the Company shall be a Restricted Payment and shall be made in compliance with Section 9.2.

          "Affiliate" means, when used with reference to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the referent Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct or cause the direction of management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

          "Affiliate Transaction" is defined in Section 9.9(a).

          "Agreement" means this Note Purchase Agreement dated the date hereof, as amended and/or supplemented from time to time.

          "Asset Acquisition" means (i) an Investment by the Company or any Subsidiary of the Company in any other Person pursuant to which such Person shall become a Subsidiary of the Company or any Subsidiary of the Company, or shall be merged with or into the Company or any Subsidiary of the Company, or
(ii) the acquisition by the Company or any Subsidiary of the Company of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business

          "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other disposition by the Company or by any of its Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than to the Company or to a direct or indirect wholly owned Subsidiary of the Company of (i) any Capital Stock of any Subsidiary of the Company or (ii) any other property or assets of the Company or of any Subsidiary of the Company, other than with respect to this clause (ii) any such sale, conveyance, transfer, lease, assignment or other disposition of inventory or obsolete equipment in the ordinary course of business; provided, however, that Asset Sales shall not include (i) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $500,000, and (ii) the sale, conveyance, transfer, lease, assignment or other disposition of all or substantially all of the assets of the Company as permitted under Section 10.

          "Asset Sale Offer" is defined in Section 9.13(b).

          "Available Proceeds Amount" is defined in Section 9.13(b).

          "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

          "Blockage Period" is defined in Section 22.2(a).

          "Board of Directors" means, with respect to any Person, the board of directors of such Person or any duly authorized committee thereof.

          "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Holders.

          "Business Day" means any day other than a Saturday, Sunday or any day which banking institutions in the City of New York are required or authorized by law or other governmental action to be closed.

          "Cabot" is defined in the preamble hereto.

          "Cabot Stock Purchase" is defined in the preamble hereto.

          "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

          "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

          "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Rating Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000 and at the time of purchase received one of the three highest ratings from S&P and Moody's; and (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above.

          "Change of Control" means the occurrence of one or more of the following events (whether or not approved by the Board of Directors of the Company):

          (i) the Company consolidates with or merges with or into another Person or any Person consolidates with, or merges with or into, the Company (in each case, whether or not in compliance with the terms of this Agreement), in any such event pursuant to a transaction in which immediately after the consummation thereof the stockholders of the Company immediately prior to the consummation of the transaction shall cease to have the power, directly or indirectly (including by way of a general partnership interest), to vote or direct the voting of securities having in the aggregate at least a majority of the ordinary voting power for the election of the directors of the Company;

          (ii) the Company or any of its Subsidiaries, directly or indirectly, sells, assigns, conveys, transfers, leases or otherwise disposes of, in one transaction or a series of related transactions, all or substantially all of the property or assets of the Company and its Subsidiaries (determined on a consolidated basis) to any Person or group (other than a wholly owned Subsidiary of the Company) of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group of Persons");

          (iii) the adoption of any plan of liquidation or dissolution of the Company (whether or not in compliance with the provisions of this Agreement);

          (iv) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act (other than the Company or the Initial Equity Holders)) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Capital Stock of the Company representing at least 50% of the voting power of the Capital Stock of the Company;

          (v) Opco ceases to be a wholly owned Subsidiary of the Company; or

          (vi) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors. For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

          "Change of Control Date" is defined in Section 9.12(b).

          "Change of Control Offer" is defined in Section 9.12(a).

          "Change of Control Payment Date" is defined in Section 9.12(b).

          "Closing" is defined in Section 3.

          "Closing Date" is defined in Section 3.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect on the date of this Agreement, and to any subsequent provisions of the Code amendatory thereof, supplemental thereto or substituted therefor.

          "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Closing Date or issued after the Closing Date, and includes, without limitation, all series and classes of such common stock.

          "Company" means Aearo Corporation, a Delaware corporation, ultimate successor in interest to Cabot Safety Acquisition Corporation, or a successor entity permitted under Section 10.

          "Confidential Information" is defined in Section 20.

          "Consolidated Assets" means, at a particular date, all amounts which would be included under total assets on a consolidated balance sheet of the Company and its Subsidiaries as at such date, determined in accordance with GAAP.

          "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income plus (ii) to the extent that any of the following shall have been taken into account in determining Consolidated Net Income, (A) all income taxes of such Person and its Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions of assets outside the ordinary course of business), Consolidated Interest Expense and depreciation and amortization expense, and (B) other non-cash items (other than non-cash interest) reducing Consolidated Net Income, other than any non-cash item which requires the accrual of or a reserve for cash charges for any future period, less other non-cash items increasing Consolidated Net Income, all as determined on a consolidated basis for such Person and its Subsidiaries in conformity with GAAP.

          "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters for which financial information is available (the "Four Quarter Period") ending on or prior to the date of the transaction or event giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") (but in no event ending more than 135 days prior to the date of such transaction or event) to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the Incurrence or repayment of any Indebtedness of such Person or any of its Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any Incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the Incurrence or repayment of Indebtedness in the ordinary course of business pursuant to working capital facilities, at any time subsequent to the first day of the Four Quarter Period and on or prior to the Transaction Date, as if such Incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period, (ii) any Asset Sales or Asset Acquisitions or mergers or consolidations permitted under Section 10 (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Subsidiaries (including any Person which becomes a Subsidiary as a result of any such Asset Acquisition) Incurring Acquired Indebtedness) which occurred at any time subsequent to the first day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the Incurrence of any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four Quarter Period (adjusting for, in the case of an Asset Acquisition or merger or consolidation permitted under Section 10, any operating expense or cost reduction of such Person or the Person to be acquired which, in the good faith estimate of management, will be eliminated or realized, as the case may be, as a result of such Asset Acquisition, merger or consolidation). If such Person or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third person, the preceding sentence shall give effect to the Incurrence of such guaranteed Indebtedness as if such Person or any Subsidiary of such Person had directly Incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on Indebtedness determined on a fluctuating basis as of the Transaction Date (including Indebtedness actually Incurred on the Transaction Date) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and (2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

          "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense (including amortization or write-off of deferred financing costs of such Person and its consolidated Subsidiaries during such period and any premium or penalty paid in connection with redeeming or retiring Indebtedness of such Person and its consolidated Subsidiaries prior to the stated maturity thereof pursuant to the agreements governing such Indebtedness) and (ii) the product of (x) the amount of all dividend payments on any series of Capital Stock (other than Qualified Capital Stock) of such Person and of its Subsidiaries (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated Federal, state and local tax rate of such Person, expressed as a decimal.

          "Consolidated Interest Expense" means, with respect to any Person for any period, the aggregate of the interest expense (without deduction of interest income) of such Person and its Subsidiaries for such period, on a consolidated basis, as determined in accordance with GAAP, and including, without duplication, (a) all amortization of original issue discount; (b) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Subsidiaries during such period; (c) net cash gain or loss under all Interest Swap Obligations (including amortization of fees); (d) all capitalized interest; (e) interest paid by the borrower during such period on debt which is guaranteed by such Person, and (f) the interest portion of any deferred payment obligations for such period.

          "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom (to the extent otherwise included in Consolidated Net Income) (a) after-tax gains from Asset Sales or abandonments or reserves relating thereto, (b) after-tax items classified as extraordinary, unusual or nonrecurring gains or losses or reserves relating thereto, (c) the net income of any Person acquired in a "pooling of interests" transaction accrued-prior to the date it becomes a Subsidiary of the referent Person or is merged or consolidated with the referent Person or any Subsidiary of the referent Person, (d) the net income (but not loss) of any Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is restricted by a contract, operation of law or otherwise, (e) the net income of any Person, other than a Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Subsidiary of the referent Person by such Person, (f) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Closing Date,
(g) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued), (h) any non-cash charges incurred by the Company at any time in connection with, and including at the time of, the adoption of SFAS 106, and (i) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

          "Consolidated Net Worth" of a Person at any date means the amount by which the assets of such Person and its consolidated Subsidiaries (less any revaluation or other write-up subsequent to the Closing Date in any such assets (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within twelve months after the acquisition of such business)) exceed the sum of (a) the total liabilities of such Person and its consolidated Subsidiaries, plus (b) any Disqualified
Capital Stock of such Person or any consolidated Subsidiary of such Person issued to any Person other than such Person or a wholly owned Subsidiary of such Person, in each case determined in accordance with GAAP.

          "Continuing Director" means, as of the date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date hereof or (ii) was nominated for election or elected to such Board of Directors subsequent to such date with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such election or nomination.

          "Currency Agreement" means any foreign exchange contract, currency swap or similar agreement.

          "Custodian"  means  any  receiver,   trustee,  assignee,   liquidator,
sequestrator or similar official under any Bankruptcy Law.

          "Default" means an event or condition the occurrence of which is, or with lapse of time or the giving of notice or both would be, an Event of Default.

          "Default Notice" is defined in Section 22.2(a).

          "Disqualified Capital Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than an event which would constitute a Change of Control), (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except upon the occurrence of a Change of Control), in whole or in part, on or prior to the final maturity date of the Notes, or (ii) is convertible into or exchangeable for (whether at the option of the issuer or the holder thereof) (a) debt securities or (b) any Capital Stock referred to in (i) above, in each case at any time prior to the final maturity of the Notes; provided that only a portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such final maturity date shall be deemed to be Disqualified Capital Stock.

          "Engagement Letter" is defined in Section 4.6.

          "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings arising under any Environmental Law (hereafter, "Claims") or any permit issued under any such law, including without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and
(b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to the indoor or outdoor environment.

          "Environmental Laws" means applicable Federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, legal binding guideline or written policy and rule of common law now or hereafter in effect and in each case as amended, and any legally binding judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment relating to the indoor or outdoor environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. Section 2601 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; the Emergence Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. Section 1801 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; and any state and local or foreign counterparts or equivalents, in each case amended from time to time.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect on the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) that together with the Company would be treated as a single employee under section 414(b) or (c) of the Code or, solely for the purposes of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

          "ERISA Event" means (a) any "reportable event", as defined in section 4043(c) of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived under subsection .22, .23, .25, .27, or .28 of PBGC Regulation Section 4043); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Company or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Company or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Company or any of its ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Company or any of its ERISA Affiliates of any notice, concerning the imposition of "withdrawal liability" (within the meaning of Section 4201 of ERISA) or a determination that a Multiemployer Plan is or is expected to be, insolvent or in reorganization, within the meaning of Title IV or ERISA.

          "Event of Default" is defined in Section 11.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

          "fair market value" or "fair value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between an informed and willing seller and an informed and willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution delivered to the Holders.

          "Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable and good faith judgment of the Board of Directors of the Company, qualified to perform the task for which such firm has been engaged.

          "Foreign Pension Plan" means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside of the United States by the Company or any of its Subsidiaries primarily for the benefit of employees of the Company or any of its Subsidiaries residing outside of the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Closing Date.

          "Governmental Authority" means

          (a) the government of

                    (i) the United States of America or any State or other political subdivision thereof, or

                    (ii) any jurisdiction in which the Company or any Subsidiary
          conducts  all  or  any  part  of  its   business,   or  which  asserts
          jurisdiction over any properties of the Company or any Subsidiary, or

          (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

          "Holder" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to
Section 13.1. The initial Holder is the Purchaser.

          "Inactive Subsidiary" means any Subsidiary of the Company (other than Opco) that does not have assets in excess of $100,000 or has not had revenues in excess of $100,000 for the Test Period then most recently ended for which financial statements are available.

          "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that any Indebtedness of a Person existing at the time such Person becomes (after the Closing Date) a Subsidiary (whether by merger, consolidation, acquisition or otherwise) of the Company shall be deemed to be Incurred or issued, as the case may be, by such Subsidiary at the time it becomes a Subsidiary of the Company.

          "Indebtedness" means with respect to any Person,  without duplication,
(i) all Obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all Capitalized Lease Obligations of such Person, (iv) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business), (v) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) all Indebtedness of others (including all dividends of other Persons for the payment of which is) guaranteed, directly or indirectly, by such Person or that is otherwise its legal liability or which such Person has agreed to purchase or repurchase or in respect of which such Person has agreed contingently to supply or advance funds, (vii) net liabilities of such Person under Interest Swap Obligations and Currency Agreements, (viii) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on any asset or property (including, without limitation, leasehold interests and any other tangible or intangible property) of such Person, whether or not such Indebtedness is assumed by such Person or is not otherwise such Person's legal liability; provided that if the Obligations so secured have not been assumed by such Person or are otherwise not such Person's legal liability, the amount of such Indebtedness for the purposes of this definition shall be limited to the lesser of the amount of such Indebtedness secured by such Lien and the fair market value of the assets or property securing such Lien, and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends which do not increase the liquidation preference, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such
Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the board of directors of the issuer of such Disqualified Capital Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the full amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

          "Initial Equity Holders" means Vestar and Cabot, the Management Investors, Leonard Lieberman and the Seelig Family Lifetime Trust and their Permitted Transferees.

          "Institutional  Investor" means (a) any original  purchaser of a Note,
(b) any Holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

          "Interest Swap Obligations" means the obligations of any Person under any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap or other interest rate hedge or arrangement.

          "Investment" by any Person means any direct or indirect (i) loan, advance (other than advances to customers in the ordinary course of business that are recorded on the books of such Person) or other extension of credit or capital contribution (by means of transfers of cash or other property (valued at the fair market value thereof as of the date of transfer) to any other Person or payments for property or services for the account or use of any other Person, or otherwise); (ii) purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by any other Person (whether by merger, consolidation, amalgamation or otherwise and whether or not purchased directly from the issuer of such securities or evidences of Indebtedness); (iii) assumption of any Indebtedness or any other obligation of any other Person (except for an assumption of Indebtedness for which the assuming Person receives consideration at the time of such assumption in the form of property or assets with a fair market value at least equal to the principal amount of the Indebtedness assumed); and (iv) all other items that would be classified as investments (including, without limitation, purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP. The amount of any Investment shall not be adjusted for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

          "Leaseholds" of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

          "Lien" means, with respect to any Person, any mortgage, pledge, lien, encumbrance, easement, restriction, covenant, right-of-way, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property of such Person, or a security interest of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option, right of first refusal or other similar agreement to sell, in each case securing obligations of such Person and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute or statutes) of any jurisdiction other than to reflect ownership by a third party of property leased to the referent Person or any of its Subsidiaries under a lease that is not in the nature of a conditional sale or title retention agreement).

          "Management Investors" means the members of management and key employees of Opco and its Subsidiaries who acquired Shares of Common Stock of the Company on July 11, 1995.

          "Management Advisory Agreement" means the agreement dated as of July 11, 1995, among Vestar, Cabot, the Company and Opco, as such Management Advisory Agreement is in effect on the Closing Date, other than any amendment, alteration, modification or waiver thereto to the extent not materially adverse to the interests of the Company or the Holders.

          "Margin Stock" has the meaning provided in Regulation U.

          "Material Adverse Effect" means a material adverse effect on (a) the business, operations, property, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

          "Net Cash Proceeds" means, in the case of any Asset Sale, the aggregate net proceeds received in the form of cash or Cash Equivalents by the Company or any of its wholly owned Subsidiaries from such Asset Sale (except to the extent that such assets are sold with recourse to the Company) after (i) payment of any expenses, taxes, commissions and the like incurred in connection with such Asset Sale and (ii) payment in full of any Indebtedness secured by the asset or assets involved in such Asset Sale.

          "Notes" is defined in Section 1.

          "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities and expenses payable under the documentation governing any specified type of Indebtedness.

          "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Controller, or the Secretary of such Person.

          "Officers' Certificate" means, with respect to any Person, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such Person. Each Officers' Certificate shall include:

                    (i) a statement that the person making such certificate or opinion has read such covenant or condition;

                    (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                    (iii) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                    (iv) a statement as to whether or not, in the opinion of each such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

          "Opco" is defined in the preamble hereto.

          "Opco Distribution" is defined in the preamble hereto.

          "Opco Indenture" means the indenture dated July 11, 1995 between Opco, the Company and Shawmut Bank Connecticut, National Association, as trustee, as such indenture is in effect on the Closing Date.

          "payment default" is defined in Section 11(d).

          "Payment Restriction" is defined in Section 9.10.

          "Permitted Indebtedness" means, without duplication, each of the following:

                    (i) Indebtedness of the Company under the Notes and this Agreement.

                    (ii) Indebtedness of the Subsidiaries incurred pursuant to the Senior Bank Facilities in an aggregate principal amount at any time outstanding not to exceed (A) $88.1 million with respect to the Indebtedness under the Term Loan Facility, less the amount of all mandatory principal payments actually made by the Company in respect of the Term Loan Facility (excluding any such payments to the extent refinanced at the time of payment under replaced Senior Bank Facilities), as such amount may be increased from time to time solely as a result of currency fluctuations with respect to Term Loans that are not denominated in U.S. Dollars, and (B) $35 million in the aggregate with respect to Indebtedness under the Revolving Credit Facility and the guarantee by the Company thereof under the Senior Bank Facilities;

                    (iii) Indebtedness of the Company and its Subsidiaries outstanding on the Closing Date as set forth on Schedule 5.18 to this Agreement (and without duplication of Indebtedness identified in any other clause of this definition), reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon;

                    (iv) Indebtedness of the Company or any of its Subsidiaries under Currency Agreements; provided, however, that such Currency Agreements are entered into to protect the Company or such Subsidiary from fluctuations in currency exchange rates;

                    (v) Interest Swap Obligations of the Company or any of its Subsidiaries; provided, however, that such Interest Swap Obligations are entered into to protect the Company or such Subsidiaries from fluctuations in interest rates on Indebtedness Incurred in accordance with this Agreement to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

                    (vi) additional Indebtedness of the Company or any of its Subsidiaries, not to exceed $10,000,000 in aggregate principal amount outstanding at any time (which may, but need not, be Incurred in whole or in part under the Senior Bank Facilities);

                    (vii) Indebtedness of a direct or indirect wholly owned Subsidiary of the Company to the Company or to a direct or indirect wholly owned Subsidiary of the Company for so long as such Indebtedness is held by the Company or a direct or indirect wholly owned Subsidiary of the Company in each case subject to no Lien held by a Person other than the Company or a direct or indirect wholly owned Subsidiary of the Company; provided that if as of any date any Person other than the Company or a direct or indirect wholly owned Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the Incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

                    (viii) Indebtedness of the Company to a direct or indirect wholly owned Subsidiary of the Company for so long as such Indebtedness is held by a direct or indirect wholly owned Subsidiary of the Company in each case subject to no Lien; provided that (a) any Indebtedness of the Company to any direct or indirect Subsidiary of the Company is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under this Agreement and the Notes, and (b) if as of any date any Person other than a direct or indirect wholly owned Subsidiary of the Company owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the Incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

                    (ix) Refinancing Indebtedness; and

                    (x) Indebtedness of any Person to the extent such Indebtedness constitutes Acquired Indebtedness of the Company not to exceed $5,000,000 in aggregate principal amount outstanding at any time; provided that (a) immediately after giving effect to such Person becoming a Subsidiary of the Company or merging or consolidating with the Company or any of its Subsidiaries (as if such existing Indebtedness were Incurred on the first day of the Four Quarter
          Period)  the  Company   could  Incur  at  least  $1.00  of  additional
          Indebtedness in accordance with Section 9.3(b) and (b) such Indebtedness is without recourse to the Company or any of its Subsidiaries or to any of their respective properties or assets other than the Person or the assets to which such Indebtedness related prior to the time such Person becomes a Subsidiary of the Company or merges or consolidates with the Company or any of its Subsidiaries.

          "Permitted Investments" means:

          (a) investments in cash and Cash Equivalents;

          (b) Investments by the Company or by any Subsidiary of the Company in any Person that is or will become immediately after such Investment a direct or indirect wholly owned Subsidiary of the Company (other than an Acquisition Subsidiary) or that will merge or consolidate with the Company or a wholly owned Subsidiary of the Company (other than an Acquisition Subsidiary);

          (c) any Investments in the Company by any Subsidiary of the Company; provided that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations in respect of the Notes and this Agreement;

          (d) Investments made by the Company or by its Subsidiaries as a result of dispositions of assets which do not constitute Asset Sales as defined herein;

          (e) payroll, travel and similar advances to employees to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

          (f) loans or advances to employees, suppliers or customers made in the ordinary course of business consistent with past practices of the Company or any Subsidiary;

          (g) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Subsidiary or in satisfaction of judgments;

          (h) the non-cash portion of the consideration received in an Asset Sale; and

          (i) Investments made on or prior to the Closing Date.

          "Permitted Liens" means, without  duplication,  each of the following:

                    (i) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or other types of social security and similar legislation (other than the Employee Retirement Income Security Act of 1974, as amended), or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such person is a party, or deposits to secure public statutory obligations of such person or deposits to secure surety or appeal bonds to which such person is a party, or deposits as security for contested taxes or import duties or for the payment of rent;

                    (ii) Liens imposed by law, such as landlords', carriers', warehousemen's and mechanics' Liens or bankers' Liens incurred in the ordinary course of business for sums which are not yet due or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which adequate provision has been made;

                    (iii) Liens for taxes not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, if adequate reserve, as may be required by generally accepted accounting principles, shall have been made therefor;

                    (iv) Liens in favor of issuers of surety bonds or appeal bonds issued pursuant to the request of and for the account of such person in the ordinary course of its business;

                    (v) Liens to support trade letters of credit issued in the ordinary course of business;

                    (vi) survey exceptions, encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions on the use of real property;

                    (vii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default;

                    (viii) Liens in favor of the Company;

                    (ix) Liens with respect to Acquired Indebtedness Incurred in accordance with Section 9.3; provided that (A) such Liens secured such Acquired Indebtedness at the time of and prior to the Incurrence of such Acquired Indebtedness by the applicable Subsidiary and were not granted in connection with, or in anticipation of, the Incurrence of such Acquired Indebtedness and (B) such Liens do not extend to or cover any property or assets of the applicable Subsidiary or of any of its Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became
          Acquired Indebtedness of the applicable Subsidiary and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the Incurrence of such Acquired Indebtedness by the applicable Subsidiary;

                    (x) Liens granted by the applicable Subsidiary to secure Indebtedness Incurred in accordance with Section 9.3, the proceeds of which are applied solely to expenditures made for the acquisition, construction or improvement of assets; provided that (A) the aggregate amount of Indebtedness secured by such Lien shall not exceed the fair market value (or, if less, the cost) of the assets or property so acquired, constructed or improved and (B) such Liens shall not encumber any other assets or property of the applicable Subsidiary or of any of its Subsidiaries and shall attach to such assets or property within 90 days of the acquisition, construction or improvement of such assets or property;

                    (xi) Liens on the property or assets of a Person that becomes a Subsidiary after the Closing Date to the extent that such Liens are existing at the time such Person became a Subsidiary and were not granted as a result of, in connection with or in anticipation of, such Person becoming a Subsidiary; provided that (A) the Indebtedness (if any) secured thereby is Incurred in accordance with this Agreement and (B) such Liens do not extend to or cover any property or assets of the applicable Subsidiary or of any of its Subsidiaries other than the property or assets so acquired;

                    (xii) Liens to secure Capitalized Lease Obligations in respect of Sale and Leaseback Transactions on property or assets of the applicable Subsidiary to the extent consummated in compliance with this Agreement; provided that such Liens do not extend to or cover any property or assets of the applicable Subsidiary or of any of its Subsidiaries other than the property or assets subject to such Capitalized Lease Obligation;

                    (xiii) Liens in respect of Refinancing Indebtedness; provided that such Liens in respect of such Refinancing Indebtedness
          (A) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced and (B) do not extend to or cover any properties or assets of the applicable Subsidiary or of any of its Subsidiaries, other than the property or assets that secured the Indebtedness being Refinanced;

                    (xiv) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

                    (xv) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

                    (xvi) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any Subsidiary, including rights of offset and set-off;

                    (xvii)  Liens  securing   Interest  Swap  Obligations  which
          Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Agreement;

                    (xviii)   Liens   securing   Indebtedness   under   Currency
          Agreements; and

                    (xix) Liens granted by an Acquisition Subsidiary to secure Indebtedness Incurred by such Acquisition Subsidiary in accordance with Section 9.3; and

                    (xx) Liens securing any Senior Debt, including Indebtedness under the Senior Bank Facilities.

          "Person" means any individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or governmental agency or political subdivision thereof.

          "Plan" means any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to (or to which there is an obligation to contribute of) by the Company or any of its Subsidiaries or any ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Company or any of its Subsidiaries or any ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

          "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or distributions or redemptions or upon liquidation.

          "principal" of any Indebtedness (including the Notes) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

          "property"  or  "properties"  means,  unless  otherwise   specifically
limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

          "Purchase Agreement" is defined in the preamble hereto.

          "Purchase Date" is defined in Section 9.13(c).

          "Purchaser" means any signatory to Schedule A attached hereto.

          "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

          "Real Property" of any Person means all the right, title and interest of such Person in and to land, improvements thereto and fixtures thereon, including Leaseholds.

          "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part, "Refinanced" and "Refinancing" shall have correlative meanings.

          "Refinancing Indebtedness" means (A) any Refinancing by the Company of Indebtedness of the Company initially Incurred in accordance with the
Consolidated Fixed Charge Coverage Ratio of paragraph (b) of Section 9.3 or pursuant to clause (iii) or (x) of the definition of Permitted Indebtedness or
(B) any Refinancing by any Subsidiary of the Company of Indebtedness Incurred by such Subsidiary in accordance with clause (x) of the definition of Permitted Indebtedness, in each case (A) and (B) that does not (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing) or (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company, (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced and (z) such Refinancing Indebtedness is not Incurred more than three months prior to the complete retirement and defeasance of the Indebtedness being Refinanced with the proceeds thereof.

          "Related Business Investment" means any Investment, capital expenditure or other expenditure by the Company or any of its Subsidiaries which is the same, similar ancillary, complementary or related to the business of the Company and its Subsidiaries as it is conducted on the date of the Asset Sale giving rise to the Net Cash Proceeds to be reinvested.

          "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration into the indoor or outdoor environment.

          "Representative" means the indenture trustee or other trustee, agent or representative in respect of the Senior Debt; provided that if, and for so long as, the Senior Debt lacks such a representative, then the Representative for the Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of the Senior Debt.

          "Required Holders" means, at any time, the Holders of a majority in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

          "Restricted Payment" is defined in Section 9.2.

          "Returns" is defined in Section 5.9.

          "Revolving Credit Facility" means collectively (i) the revolving credit facility under the Senior Bank Facilities and (ii) any one or more other revolving credit or letter of credit facilities of the Company and its Subsidiaries under which the amount available to be drawn or extended is made available for working capital purposes.

          "Sale and Leaseback Transaction" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Subsidiary of any property, whether owned by the Company or any Subsidiary of the Company at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such property.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

          "Senior Bank Facilities" means the Credit Agreement dated as of July 11, 1995, and amended and restated as of July 13, 2001, among the Company, Opco, the Subsidiary Borrowers named therein, the lenders and arrangers listed therein and Deutsche Bank Trust Company Americas (as successor to Bankers Trust Company), as co-arranger and administrative agent, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

          "Senior Bank Facilities Amendment" means the Second Amendment, dated as of August 13, 2003, to the Senior Bank Facilities.

          "Senior Debt" means the principal of, premium, if any and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Indebtedness of the Company, whether outstanding on the Closing Date or thereafter incurred, under the Senior Bank Facilities. Without limiting the generality of the foregoing, "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of, all monetary obligations of every nature of the Company under the Senior Bank Facilities, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities. Notwithstanding the foregoing, Senior Debt shall not include (i) any Indebtedness, if the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to the Notes, (ii) any Indebtedness of the Company to a Subsidiary of the Company, (iii) Indebtedness to, or guaranteed on behalf of, any shareholder, director, officer or employee of the Company or any Subsidiary (including, without limitation, amounts owed for compensation), (iv) Indebtedness to trade creditors and other amounts incurred in connection with obtaining goods, materials or services, (v) Indebtedness represented by Disqualified Capital Stock, (vi) any liability for federal, state, local or other taxes owed or owing by the Company, (vii) Indebtedness incurred in violation of Section 9.3 and (viii) any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of the Company.

          "Significant Subsidiary" means each subsidiary of the Company that is either (a) a "significant subsidiary" as defined in Rule 1-02(v) of Regulation S-X under the Securities Act and the Exchange Act (as such regulation is in effect on the Closing Date) or (b) material to the financial condition or results of operations of the Company and its Subsidiaries taken as a whole.

          "Source" is defined in Section 6.2.

          "Subsidiary", with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

          "Surviving Entity" is defined in Section 10.1(a).

          "Term Loan Facility" means the term loan facilities under the Senior Bank Facilities.

          "Test Period" means, at any time, the period of four consecutive fiscal quarters then most recently ended, taken as one accounting period.

          "Transactions" is defined in the preamble hereto.

          "U.S. Legal Tender" means such coin or currency of the United States of America as-at the time of payment shall be legal tender for the payment of public and private debts.

          "Vestar" means Vestar Equity Partners, L.P.

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years (calculated to the nearest one-twelfth) obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

          "wholly owned Subsidiary" of any Person means any Subsidiary of such Person of which all the outstanding voting securities which normally have the right to vote in the election of directors are at the time owned directly or indirectly by such Person or any wholly owned Subsidiary of such Person.

          "Working Capital" means, with respect to any Person, current assets less current liabilities where current assets equals accounts receivable, inventory and deferred income taxes and current liabilities equals accounts payable, accrued payroll and employee benefits, accrued interest payable, other accrued liabilities and income taxes payable all as reflected on such Person's consolidated financial statements prepared in accordance with GAAP.

                                    EXHIBIT 1

                                  Form of Note


          THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND THE APPLICABLE SECURITIES LAWS OF OTHER JURISDICTIONS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH SECURITIES LAWS AND IN ACCORDANCE WITH THE NOTE PURCHASE AGREEMENT DATED AUGUST 18, 2003.


                                AEARO CORPORATION

                            Senior Subordinated Note
                                due July 15, 2005

No.                                                          $

          AEARO CORPORATION, a Delaware corporation (the "Company", which term includes any successor corporation), for value received, promises to pay to
           or registered assigns the principal sum of                    Dollars
on July 15, 2005.

          Interest   Payment  Dates:   April 15,   August 15  and   December 15,
commencing December 15, 2003.

          Record Dates: April 1, August 1 and December 1.

          Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Dated:  August 18, 2003

Attest:                                      AEARO CORPORATION


________________________________             By: _______________________________
Name:                                            Name:
Title:                                           Title:

                                AEARO CORPORATION

                            Senior Subordinated Note
                                due July 15, 2005

1.       Interest.

          AEARO CORPORATION, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the Applicable Rate (as defined) per annum. "Applicable Rate" means (a) 9.50% for the period from and including August 18, 2003 to but excluding December 15, 2003, and (b) for each subsequent four-month period, the Applicable Rate in effect for the immediately preceding four-month period (or the shorter period, in the case of the period from August 18, 2003 to December 15, 2003) plus 50 basis points; provided that the Applicable Rate shall in no event exceed 12.00%. The Company will pay interest three times each year on each April 15, August 15 and December 15 (each, an "Interest Payment Date"), commencing December 15, 2003. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 18, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          The Company shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the rate borne by the Notes plus 2% per annum to the extent lawful.

2. Method of Payment.

          The Company shall pay interest on the Notes (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to the Company to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by check payable in such U.S. Legal Tender. The Company shall deliver any such interest payment to a Holder at the Holder's registered address.

3.       Paying Agent.

          Initially, the Company will act as paying agent with respect to the Notes. The Company may designate another Person to act as paying agent with notice to the Holders.

4.       Note Purchase Agreement.

          The Company issued the Notes under a Note Purchase Agreement, dated as of August 18, 2003 (the "Note Purchase Agreement"), among the Company and the Purchasers named therein. Capitalized terms herein are used as defined in the Note Purchase Agreement unless otherwise defined herein. The Notes are unsecured obligations of the Company limited in aggregate principal amount to $15,000,000. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Note Purchase Agreement, as the same may be amended from time to time.

5.       Subordination.

          The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Note Purchase Agreement, to the prior payment in full in cash or Cash Equivalents of all Senior Debt of the Company, whether outstanding on the date of the Note Purchase Agreement or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions.

6.       Optional Prepayment.

          The Notes may be prepaid, at the Company's option, in whole at any time or in part from time to time, as provided in the Note Purchase Agreement.

7.       Change of Control Offer.

          Upon the occurrence of a Change of Control, the Company will be required to offer to purchase all of the outstanding Notes at a purchase price equal to 100% of the principal amount thereof plus accrued interest to the date of repurchase.

8.       Persons Deemed Owners.

          The registered Holder of a Note shall be treated as the owner of it for all purposes.

9.       Amendment; Supplement; Waiver.

          Subject to certain exceptions requiring a supermajority or unanimous vote as provided in the Note Purchase Agreement, the Note Purchase Agreement or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding.

10.      Restrictive Covenants.

          The Note Purchase Agreement imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness, pay dividends or make certain other Restricted Payments, create liens, consummate certain asset sales, enter into certain transactions with affiliates, and consummate certain mergers and consolidations or sales of all or substantially all of their assets. The limitations are subject to a number of important qualifications and exceptions. The Company must periodically report to the Holders in compliance with such limitations.

11.      Successors.

          When a successor assumes all the obligations of its predecessor under the Notes and the Note Purchase Agreement, the predecessor will be released from those obligations.

12.      Defaults and Remedies.

          If an Event of Default occurs and is continuing, the Holders of Notes then outstanding may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Note Purchase Agreement. Holders of Notes may not enforce the Note Purchase Agreement or the Notes except as provided in the Note Purchase Agreement.

13.      No Recourse Against Others.

          No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Note Purchase Agreement or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

14.      Abbreviations and Defined Terms.

          Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Company pursuant to Section 9.12 or Section 9.13 of the Note Purchase Agreement check the appropriate box:

                   Section 9.12 [      ] Section 9.13 [      ]

          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 9.12 or Section 9.13 of the Note Purchase Agreement, state the amount: $

Date: _________________________        Your Signature: _________________________
                                                        (Sign exactly as your
                                                        name appears on the
                                                        other side of this Note)